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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233799
Registration No. 333-244803

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted.

Subject to completion, dated August 12, 2020

Preliminary Prospectus Supplement
(To Prospectus dated October 3, 2019)

QVC, Inc.

$500,000,000        % Senior Secured Notes due 2028

          We are offering $500,000,000 aggregate principal amount of our        % senior secured notes due 2028 (the "notes"). The notes will mature on                    , 2028. We will pay interest on the notes on            and            of each year, commencing                , 2021. Interest on the notes offered hereby will accrue from                 , 2020. The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

          The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

          The notes will be redeemable at our election, in whole or in part at any time upon not less than 15 nor more than 60 days' notice. The redemption price for the notes that are redeemed before the date that is three months prior to maturity of the notes will be equal to the greater of: (i) 100% of the aggregate principal amount of the notes to be redeemed, or (ii) as determined by an Independent Investment Banker (as defined in "Description of Notes—Optional Redemption" herein), the sum of the present values of (a) the remaining scheduled payments of principal and (b) all required interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) to the date that is three months prior to maturity discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in "Description of Notes—Optional Redemption" herein), plus                        basis points, plus, in either of (i) or (ii) above, accrued and unpaid interest to the date of redemption on the notes to be redeemed. The redemption price for the notes that are redeemed on or after the date that is three months prior to the maturity will be equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest to the date of redemption on the notes to be redeemed. We must offer to purchase the notes if we experience specific kinds of changes of control under certain circumstances. See "Description of Notes—Change of Control."

          The notes will be guaranteed by each of our material domestic subsidiaries that guarantees the borrowings under our senior secured credit facility and under our 5.125% senior secured notes due 2022, our 4.375% senior secured notes due 2023, our 4.850% senior secured notes due 2024, our 4.45% senior secured notes due 2025, our 4.75% senior secured notes due 2027, our 5.45% senior secured notes due 2034, our 5.950% senior secured notes due 2043, our 6.375% senior secured notes due 2067 and our 6.250% senior secured notes due 2068 (collectively with our senior secured credit facility, our "existing secured indebtedness"). The guarantees will be the guarantors' senior unsecured obligations. The notes will rank equally in right of payment with all of our existing and future senior obligations and senior in right of payment to all of our existing and future subordinated obligations. The guarantees will rank equally in right of payment with the guarantors' existing and future senior obligations and senior in right of payment to their existing and future subordinated obligations. The notes and guarantees will be structurally subordinated to all liabilities of any of our subsidiaries that do not guarantee the notes. The notes will be secured as set forth below. See "Description of Notes—Security."

          The notes will be secured on a pari passu basis solely by a first priority perfected lien and security interest on all shares of our capital stock, which collateral also secures our existing secured indebtedness and certain future indebtedness. See "Description of Notes—Security."

          Investing in the notes involves risks. See "Risk Factors" beginning on page S-10 of this prospectus supplement, on page 7 of the accompanying prospectus, in our most recent Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 for information about important risks you should consider before buying the notes.

Per Note	Total

Price to public(1)%	$

Underwriting discounts %	$

Proceeds to QVC(2)%	$

(1)
Plus accrued interest, if any, from                , 2020, if settlement occurs after that date.

(2)
Excluding our estimated expenses.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The underwriters expect to deliver the notes only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, Société Anonyme, against payment in New York, New York on or about                                    , 2020.

Lead Book-Running Managers

BofA Securities	J.P. Morgan

Joint Book-Running Managers

BNP PARIBAS	Citigroup	Credit Agricole CIB	Credit Suisse	Goldman Sachs & Co. LLC	Mizuho Securities	TD Securities	Truist Securities

Senior Co-Managers

Deutsche Bank Securities	Morgan Stanley	MUFG	RBC Capital Markets	Scotiabank	UBS Investment Bank	US Bancorp	Wells Fargo Securities

Prospectus Supplement dated                        , 2020

Prospectus Supplement

Prospectus

        You may rely on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein. Neither we nor any of the underwriters identified on the cover of this prospectus supplement (together, the "underwriters") have authorized anyone to provide you with different information. When you make a decision about whether to invest in the notes, you should not rely upon any information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein.

        This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy the notes in any circumstances under which the offer or solicitation is unlawful. We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

        You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, as well as the information we previously filed with the Securities and Exchange Commission ("SEC") that is incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document which we have incorporated by reference, then you should consider only the statement in the more recent document.

        You should read carefully this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference."

 Alternative Settlement Date

        We expect delivery of the notes will be made against payment therefor on or about                    , 2020, which is the fifth business day following the date of the pricing of the notes (such settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Special Note Regarding Forward-Looking Statements

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, product and marketing strategies, COVID-19 (as defined below), capital expenditures, revenue growth, remediation of a material weakness, the recoverability of our goodwill and other long-lived assets, our projected sources and uses of cash, repayment of debt and the anticipated impact of certain contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. All statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, other than statements of historical fact or current fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause our actual results and financial position to differ materially from those contemplated by the statements and there can be no assurance that the expectation or belief will result or be achieved or accomplished. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "plan," "may," "will," "should," "could," "expect," or the negative thereof or other words of similar meaning. In particular, these include, but are not limited to, statements of our current views and estimates of future economic circumstances, industry conditions in domestic and international markets and our future performance and financial results. These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

S-ii

        Among the factors that may cause actual results and experiences to differ from the anticipated results and expectations expressed in such forward-looking statements are the following:

  •
  our ability to comply with the covenants contained in our senior secured credit facility, the indenture relating to our 5.125% senior secured notes due 2022 (the "existing 2022 notes"), the indenture relating to our 4.375% senior secured notes due 2023 (the "existing 2023 notes") and our 5.950% senior secured notes due 2043 (the "existing 2043 notes"), the indenture relating to our 4.850% senior secured notes due 2024 (the "existing 2024 notes"), the indenture relating to our 4.45% senior secured notes due 2025 (the "existing 2025 notes") and our 5.45% senior secured notes due 2034 (the "existing 2034 notes"), the indenture relating to our 4.75% senior secured notes due 2027 (the "existing 2027 notes"), the indenture relating to our 6.375% senior secured notes due 2067 (the "existing 2067 notes"), the indenture relating to our 6.250% senior secured notes due 2068 (the "existing 2068 notes" and collectively with the existing 2022 notes, the existing 2023 notes, the existing 2043 notes, the existing 2024 notes, the existing 2025 notes, the existing 2034 notes, the existing 2027 notes and the existing 2067 notes, our "existing notes") and the notes offered hereby;

  •
  the impact of the novel coronavirus ("COVID-19") pandemic and local, state and federal governmental responses to the pandemic on the economy, our customers, our vendors and our businesses generally;

  •
  customer demand for our products and services and our ability to anticipate customer demand and to adapt to changes in demand;

  •
  competitor responses to our products and services;

  •
  increased digital TV penetration and the impact on channel positioning of our programs;

  •
  the levels of online traffic on our websites and our ability to convert visitors into consumers or contributors;

  •
  uncertainties inherent in the development and integration of new business lines and business strategies;

  •
  our future financial performance, including availability, terms and deployment of capital;

  •
  our ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses we acquire;

  •
  the cost and ability of shipping companies, suppliers and vendors to deliver products, equipment, software and services;

  •
  the outcome of any pending or threatened litigation;

  •
  availability of qualified personnel;

  •
  changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings;

  •
  changes in the nature of key strategic relationships with partners, distributors, suppliers and vendors;

  •
  domestic and international economic and business conditions and industry trends;

  •
  changes in tariffs, trade policy and trade relations following the 2016 U.S. presidential election and the United Kingdom ("U.K.")'s exit from the European Union;

S-iii

  •
  consumer spending levels, including the availability and amount of individual consumer debt and customer credit losses;

  •
  advertising spending levels;

  •
  changes in distribution and viewing of television programming, including the expanded deployment of video on demand technologies and Internet Protocol television and their impact on home shopping programming;

  •
  rapid technological changes;

  •
  failure to protect the security of personal information, subjecting us to potentially costly government enforcement actions and/or private litigation and reputational damage;

  •
  the regulatory and competitive environment of the industries in which we operate;

  •
  threatened terrorist attacks, political unrest in international markets and ongoing military action around the world;

  •
  fluctuations in foreign currency exchange rates;

  •
  natural disasters, public health crises (including COVID-19), political crises, and other catastrophic events or other events outside of our control; and

  •
  Qurate Retail, Inc.'s dependence on our cash flow for servicing its debt and for other purposes, including our anticipated cash dividend in the third quarter of 2020 to Qurate Retail, Inc.

        Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control, including those set forth under "Risk Factors."

        In addition, there may be other factors that could cause our actual results to be materially different from the results referenced in the forward-looking statements. Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially from those expressed or implied in any forward-looking statements.

        All forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are qualified in their entirety by this cautionary statement.

S-iv

Prospectus Supplement Summary

        This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the notes. For a more complete understanding of our company and this offering, we encourage you to read this entire document, including "Risk Factors," as well as the documents incorporated by reference herein, including our management's discussion and analysis of financial condition and results of operations and our consolidated financial statements and the notes thereto that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, as well as in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020. See "Incorporation of Documents by Reference." Unless otherwise indicated or required by the context, the terms "we," "our," "us," the "Company" and "QVC" refer to QVC, Inc. and its consolidated subsidiaries. The term "HSN" refers to HSN, Inc., which became a subsidiary of QVC as of December 31, 2018 as explained in more detail below. The term "Qurate Retail" refers to Qurate Retail, Inc., which is our indirect parent corporation. The terms "domestic" and "U.S." refer to our operations in the United States. The terms "international" and "foreign" refer to our operations outside of the U.S.

 The Company

Business Overview

        QVC curates and sells a wide variety of consumer products via highly engaging, video-rich, interactive shopping experiences, distributed to approximately 216 million worldwide households each day (excluding our joint venture in China as discussed below in further detail), as of December 31, 2019, through our broadcast networks. We also reach audiences through our websites (including QVC.com, HSN.com and others), our applications via streaming video, Facebook Live, Roku, Apple TV, and Amazon Fire, mobile applications, our social pages and over-the-air broadcasters. We believe we are a global leader in video retailing, e-commerce, mobile commerce and social commerce, with operations based in the U.S., Germany, Japan, the U.K. and Italy. Additionally, we have a 49% interest in a retailing joint venture in China, which operates through a television shopping channel with an associated website. The joint venture is accounted for as an equity method investment. Our operating strategies are to (i) curate special products at compelling values; (ii) extend video reach and relevance; (iii) reimagine daily digital discovery; (iv) expand and engage our passionate community; and (v) deliver joyful customer service. In addition, we are exploring opportunities to evolve the International operating model to pursue growth opportunities in a more leveraged way across markets. For the year ended December 31, 2019, approximately 93% of QVC's worldwide shipped sales were from repeat and reactivated customers (i.e., customers who made a purchase from us during the prior twelve months and customers who previously made a purchase from us but not during the prior twelve months). In the same period, QVC attracted approximately 4.3 million new customers and the global e-commerce operation comprised $5.8 billion, or 53%, of QVC's consolidated net revenue for the year ended December 31, 2019.

        As of December 31, 2019, the QVC and HSN brands present on average 710 products and 580 products, respectively, every week. We offer a wide assortment of high-quality merchandise and classify our products into six groups: home, beauty, apparel, jewelry, accessories and electronics. It is our product sourcing team's mission to research and curate compelling and differentiated products from manufacturers who have sufficient scale to meet anticipated demand. We offer many exclusive and proprietary products, leading national brands and limited distribution brands offering unique items. Many of our products are endorsed by celebrities, designers and other well-known personalities who often join our presenters on our live programming and provide lead-in publicity on their own social pages, websites and other customer touchpoints. We believe that our ability to demonstrate product features and present "faces and places" differentiates and defines the QVC shopping experience. We closely monitor customer demand and our product mix to remain well-positioned and relevant in popular and growing retail segments, which we believe is a significant competitive advantage relative to competitors who operate brick-and-mortar stores.

        As of December 31, 2019, we operated fifteen distribution centers and eight call centers worldwide. In 2019, QVC's work force consisted of approximately 20,400 employees who handled approximately 120 million customer calls, shipped approximately 233 million units globally and served approximately 15.2 million unique customers. We believe our long-term relationships with major U.S. television distributors, including cable operators (e.g., Comcast, Charter Communications and Cox), satellite television providers (e.g., DISH Network and DIRECTV) and telecommunications companies (e.g., Verizon and AT&T), provide us with broad distribution, favorable channel positioning and significant competitive advantages. We believe that our significant market share, brand awareness, outstanding customer service, repeat customer base, flexible payments options, international reach and scalable infrastructure distinguish us from our competitors.

Qurate Retail Relationship

        The Company is an indirect wholly-owned subsidiary of Qurate Retail, Inc. ("Qurate Retail") (formerly Liberty Interactive Corporation) (Nasdaq: QRTEA and QRTEB), which owns interests in a broad range of digital commerce businesses, including Qurate Retail's other wholly-owned subsidiaries Zulily, LLC ("Zulily") and Cornerstone Brands, Inc. ("CBI"), as well as other minority investments. QVC is part of the Qurate Retail Group, formerly QVC Group, a portfolio of brands including QVC, HSN, Zulily and CBI. Qurate Retail's QVC Group common stock has been the only outstanding common stock of Qurate Retail since March 9, 2018 when Qurate Retail completed a split-off of GCI Liberty, Inc. and certain assets and liabilities that had been attributed to Qurate Retail's Ventures Group.

        On October 1, 2015, Qurate Retail acquired all of the outstanding shares of Zulily, an online retailer offering customers a fun and entertaining shopping experience with a fresh selection of new product styles launched each day for a limited time period. We believe that Zulily's business is complementary to our Company. Zulily is not part of the results of operations or financial position of QVC presented in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 or our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020, which are incorporated herein by reference. See "Incorporation of Documents by Reference". During the six months ended June 30, 2020, QVC and Zulily engaged in multiple transactions relating to sales, sourcing of merchandise, marketing initiatives and business advisory services.

        On December 31, 2018, QVC amended and restated its senior secured credit facility with Zulily as borrowers (the "senior secured credit facility") which after the Company's request to reduce borrowing capacity in February 2020 provides for a $2.95 billion revolving credit facility. The senior secured credit facility includes a $400 million tranche that may be borrowed by the Company or Zulily. Under the terms of the senior secured credit facility, QVC and Zulily are jointly and severally liable for all amounts borrowed on the $400 million tranche. In accordance with the accounting guidance for obligations resulting from joint and several liability arrangements, QVC will record a liability for amounts it has borrowed under the credit facility plus any additional amount it expects to repay on behalf of Zulily. As of June 30, 2020, there were no borrowings by Zulily on the $400 million tranche of the senior secured credit facility.

        On December 29, 2017, Qurate Retail completed the acquisition of the remaining 62% ownership interest of HSN it did not previously own in an all-stock transaction. On December 31, 2018, Qurate Retail transferred its 100% ownership interest in HSN to QVC through a transaction among entities under common control. As a result of the transaction, the assets and liabilities of HSN (excluding its ownership interest in CBI) were transferred from Qurate Retail at Qurate Retail's historical cost to QVC through an equity contribution. CBI remained a subsidiary of Qurate Retail outside of the QVC legal structure. Beginning January 1, 2019, the Company's U.S. operations and HSN were combined to form the "QXH" reportable operating segment. As a result of the common control transaction with Qurate Retail, the Company retrospectively adjusted certain balances within the consolidated financial statements prior to January 1, 2019, in order to combine the financial results of the Company and HSN since Qurate Retail's acquisition of HSN on December 29, 2017.

        QVC engages with CBI, which is a wholly owned subsidiary of Qurate Retail and prior to the common control transaction between QVC and Qurate Retail, included as part of HSN. CBI is not part of the results of operations or financial position of QVC presented in the consolidated financial statements incorporated by reference herein. During the six months ended June 30, 2020, QVC and CBI engaged in multiple transactions relating to personnel and business advisory services.

        We are a "close corporation" under Delaware law and, as such, our stockholder, rather than a board of directors, manages our business. Since our stockholder is an indirect wholly owned subsidiary of Qurate Retail, certain aspects of our management, including the approval of significant corporate transactions such as a change of control, are controlled by Qurate Retail, rather than an independent governing body. Our Chief Executive Officer and President, Michael A. George, also became president and chief executive officer of Qurate Retail during 2018.

        Qurate Retail's interests may not coincide with our interests or the interests of our note holders, and Qurate Retail may cause us to enter into transactions or agreements with related parties or approve corporate actions that could involve conflicts of interest. Qurate Retail may also enter into transactions of which note holders might not approve or make decisions with which note holders may disagree. For example, Qurate Retail's dependence on our cash flow for servicing its debt and for other purposes is likely to result in our payment of large dividends to Qurate Retail, which may increase our leverage and decrease our liquidity. We paid $879 million, $367 million and $866 million of dividends to Qurate Retail during the years ended December 31, 2019, 2018 and 2017, respectively. As of June 30, 2020, we had declared and paid dividends in cash to Qurate Retail in the amount of $262 million subsequent to December 31, 2019. As of August 10, 2020, we had declared and paid dividends in cash to Qurate Retail in the amount of $42 million subsequent to June 30, 2020. We received $50 million in capital contributions from Qurate Retail during 2019 and received no capital contributions from Qurate Retail in the first six months of 2020. We received $520 million in capital contributions from Qurate Retail during 2018, and we did not receive any capital contributions in 2017. These dividends were funded with draws from our revolving credit facility or from cash generated from operations. Prospective investors should bear in mind our relationship with Qurate Retail in formulating their investment decisions. See "Risk Factors—Risks relating to the notes—Our ability to pay dividends or make other restricted payments to Qurate Retail is subject to limited restrictions."

        Neither Qurate Retail nor any of its other affiliates will be a guarantor of the notes or otherwise provide credit support for the notes, except that our sole stockholder, which is an indirect wholly owned subsidiary of Qurate Retail, is pledging its shares of our capital stock to secure the notes.

Recent Developments

Concurrent Tender Offer

        On August 12, 2020 and concurrently with this notes offering, we commenced a cash tender offer (the "Tender Offer") to purchase any and all of the existing 2022 notes with the net proceeds from this offering, together with cash on hand. The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on August 19, 2020, subject to our right to extend the Tender Offer. As of August 12, 2020, there was $500.0 million aggregate principal amount of the existing 2022 notes outstanding. Assuming that all existing 2022 notes are tendered in the Tender Offer, the holders of such existing 2022 notes are expected to receive aggregate cash consideration of $541.25 million, excluding accrued and unpaid interest. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell any of existing 2022 notes.

        The Tender Offer is being made pursuant to an Offer to Purchase. The Tender Offer is conditioned on, among other things, the consummation of this offering. This offering, however, is not conditioned on the consummation of the Tender Offer or the tender of any specified amount of the existing 2022 notes. The Tender Offer may be amended, extended or terminated individually. There can be no assurance as to the amount of existing 2022 notes that will be tendered in the Tender Offer or that we will consummate the Tender Offer, which is subject to market conditions and other factors. BofA Securities, Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as joint dealer managers for the Tender Offer.

        Following the closing of this offering and the completion of the Tender Offer, we currently intend, but are not obligated, to exercise our right to redeem any existing 2022 notes not purchased by us in the Tender Offer, in accordance with the terms of the indenture governing the existing 2022 notes. This prospectus supplement does not constitute a notice of redemption under the optional redemption provisions of such indenture. See "Use of Proceeds."

Other

        The stay at home restrictions imposed in response to COVID-19 required many traditional brick and mortar retailers to temporarily close their stores, but allowed distance retailers, including QVC, to continue operating. As a result, notwithstanding the challenges and adverse impacts we have faced as a result of the COVID-19 pandemic, as described in our most recent Form 10-Q for the quarter ended June 30, 2020, beginning at the end of March 2020 and continuing through the second quarter of 2020, our revenues increased by approximately 8% compared to the second quarter of 2019 and we observed an increase in new customers and an increase in demand for certain lower margin categories, such as home and electronics, and a decrease in demand for higher margin categories, such as apparel. Additional impacts to the QVC business included fewer hours of live programming, delays in shipping due to resource constraints, increased wages paid to essential employees who did not have the ability to work from home, and a one-time home allowance to employees in a work from home arrangement.

        On August 10, 2020, the board of directors of Qurate Retail announced their intent to declare a special dividend (the "Qurate Special Dividend") consisting of: (i) cash equal to $1.50 per share of Qurate Retail common stock for a total of approximately $633 million and (ii) newly issued 8.0% fixed rate cumulative redeemable preferred shares of Qurate Retail equivalent to $3.00 in initial liquidation value per Qurate Retail common share and subject to mandatory redemption in the first quarter of 2031 (the "Qurate Preferred Shares"), for an aggregate issuance of approximately $1.3 billion aggregate liquidation preference. The Qurate Special Dividend has not yet been declared and is subject to formal approval by a committee of the board of directors of Qurate Retail, but Qurate Retail currently expects it to be payable on September 14, 2020 to holders of record of Qurate Retail's Series A and Series B common stock as of the close of business on August 31, 2020. Holders of the Qurate Preferred Shares are expected to receive quarterly cash dividends at a fixed rate of 8.0% per year. The approximately $633 million proposed special cash dividend was determined by Qurate Retail following review of its projected 2020 free cash flow, Qurate Retail's expected proceeds from its sale of an investment in an alternative energy company and the cash Qurate Retail built in part from pausing its share repurchases over the past year. It is anticipated that QVC will make a cash dividend in the third quarter of 2020 to Qurate Retail of up to approximately $633 million (which may be reduced based on expected pre-tax proceeds of approximately $262 million from the sale of the alternative energy company mentioned above) in order to fund the cash portion of the proposed Qurate Special Dividend.

The Offering

        This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the notes. For a more complete understanding of the notes, please refer to "Description of Notes" herein and "Description of Debt Securities" in the accompanying prospectus. In this section of the prospectus supplement, unless otherwise indicated or required by the context, the terms "we," "our," "us," the "Company," and "QVC" refer only to QVC, Inc. and not any subsidiaries of QVC, Inc.

Issuer	QVC, Inc.
Notes offered	$500,000,000 aggregate principal amount of % Senior Secured Notes due 2028.
Maturity date	The notes will mature on , 2028.
Interest rate	Interest on the notes will accrue at a rate per annum equal to %.
Interest payment dates	Interest on the notes will be payable on and of each year, commencing , 2021. Interest on the notes will accrue from , 2020.
Guarantees

The notes will be guaranteed by each of our material domestic subsidiaries that guarantee the borrowings under our senior secured credit facility and our existing notes (together, our "existing secured indebtedness"). See "Description of Notes—Note Guarantees".

For the year ended December 31, 2019, net revenue for our non-guarantor subsidiaries was $2.94 billion, which was 26.7% of our consolidated net revenue, and operating income for our non-guarantor subsidiaries was $281 million, which was 21.2% of our consolidated operating income. For the six months ended June 30, 2020, net revenue for our non-guarantor subsidiaries was $1.45 billion, which was 28.1% of our consolidated net revenue, and operating income for our non-guarantor subsidiaries was $135 million, which was 20.7% of our consolidated operating income. As of June 30, 2020, our non-guarantor subsidiaries had $2.79 billion of assets, which was 19.4% of our consolidated assets.

Security

The notes will be secured on a pari passu basis by a first priority perfected lien and security interest on all shares of our capital stock, which collateral also secures our existing secured indebtedness and may secure certain future indebtedness. After the issue date of the notes, if our existing secured indebtedness or certain future indebtedness were to benefit from a lien on any assets of QVC or any of its restricted subsidiaries, then the notes would also be secured by a lien on such assets, subject, as to priority and otherwise, to certain exceptions and subject to certain permitted liens. See "Description of Notes—Security."

Ranking

The notes will not be secured by a lien on any assets of QVC, Inc. or any of its subsidiaries. So long as the notes are secured solely by a first priority perfected lien and security interest on all shares of our capital stock, the holders of the notes will have only an unsecured claim against our assets and the assets of the guarantors. Any such unsecured claim will rank equally in right of payment with all other unsecured unsubordinated indebtedness and other obligations of us and the guarantors, including trade payables. The notes will rank equally in right of payment with all of our existing and future senior obligations and senior in right of payment to all of our existing and future subordinated obligations. The guarantees will rank equally in right of payment with the guarantors' existing and future senior obligations and senior in right of payment to their existing and future subordinated obligations. The notes and guarantees will be structurally subordinated to all the liabilities of any of our subsidiaries that do not guarantee the notes, and effectively subordinated to the claims of lienholders with prior permitted liens to the extent of the value of the applicable collateral. See "Description of Notes—Ranking" and "—Security." Although under certain circumstances the notes could benefit from liens on certain additional assets in the future, there can be no assurances that such circumstances will ever arise.

As of June 30, 2020, after giving effect to the issuance of the notes and the use of the net proceeds therefrom described in "Use of Proceeds" assuming all of the existing 2022 notes are purchased in the Tender Offer, we and our guarantor subsidiaries would have had total debt, other than our finance lease obligations, of approximately $4.45 billion, consisting of (1) $500 million of notes offered hereby, (2) $3.95 billion of secured indebtedness under our existing notes and (3) no amounts outstanding under our senior secured credit facility (and no amounts borrowed by Zulily under the $400 million tranche of the senior secured credit facility for which QVC and Zulily are jointly and severally liable), in each case, secured by a first priority perfected lien on all shares of our capital stock, and an additional $2.93 billion of unused capacity under our senior secured credit facility, all of which would rank pari passu with and share equally in the collateral securing the notes. In addition, as of June 30, 2020, we and our guarantor subsidiaries had $14 million of finance lease obligations secured by collateral that does not secure the notes, all of which will be effectively senior to the notes offered hereby. See "Capitalization."

As of June 30, 2020, our non-guarantor subsidiaries had $782 million of obligations consisting predominantly of trade payables, operating lease liabilities and certain other liabilities and no indebtedness for borrowed money, all of which would be structurally senior to the notes in right of payment.

Optional redemption

The notes will be redeemable at our election, in whole or in part at any time upon not less than 15 nor more than 60 days' notice. The redemption price for the notes that are redeemed before the date that is three months prior to maturity of the notes will be equal to the greater of: (i) 100% of the aggregate principal amount of the notes to be redeemed, or (ii) as determined by an Independent Investment Banker, the sum of the present values of (a) the remaining scheduled payments of principal and (b) all required interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) to the date that is three months prior to maturity discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus          basis points, plus, in either of (i) or (ii) above, accrued and unpaid interest to the date of redemption on the notes to be redeemed. The redemption price for the notes that are redeemed on or after the date that is three months prior to the maturity will be equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest to the date of redemption on the notes to be redeemed. See "Description of Notes—Optional Redemption."

Change of control

If we experience specific kinds of changes of control (as defined in "Description of Notes" herein), we will be required to make an offer to purchase the notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the repurchase date. See "Description of Notes—Change of Control."

Certain covenants	The indenture governing the notes restricts our ability and the ability of our restricted subsidiaries to, among other things:
• incur additional indebtedness;
• pay dividends and make certain distributions, investments and other restricted payments;
• create certain liens or use assets as security in other transactions;
• sell assets;
• change our line of business;
• enter into transactions with affiliates;
• limit the ability of restricted subsidiaries to make payments to us;
• enter into sale and leaseback transactions;
• merge, consolidate, sell or otherwise dispose of all or substantially all of our assets; and
• designate subsidiaries as unrestricted subsidiaries.
These covenants are subject to important exceptions and qualifications. See "Description of Notes—Certain Covenants."

If the notes are assigned investment grade ratings by both Moody's and S&P and no default or event of default has occurred and is continuing, certain covenants will be eliminated. See "Description of Notes—Certain Covenants—Fall-Away Event."

Use of proceeds

We expect to use the net proceeds of this offering, together with cash on hand, to repurchase any and all of the $500 million outstanding aggregate principal amount of our existing 2022 notes in the Tender Offer. See "Recent Developments—Concurrent Tender Offer" and "Use of Proceeds."

Underwriting (Conflicts of Interest)

The underwriters or their respective affiliates may hold some of our existing 2022 notes and consequently may receive a portion of the net proceeds of this offering to the extent that such underwriters or their affiliates participate in the Tender Offer. See "Underwriting." In addition, BofA Securities, Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as joint dealer managers in connection with the Tender Offer.

Risk factors

See "Risk Factors" beginning on page S-10 of this prospectus supplement and on page 7 of the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 for information about important risks you should consider before making an investment decision regarding the notes.

No Listing

The notes are a new issue of securities with no established market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. Although certain of the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Reopening

We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms (except for the issue date, issue price and, in some cases, the first interest payment date and the date from which interest shall begin to accrue) as the notes offered hereby.

Form and denominations

The notes will be issued in book-entry form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The notes will initially be issued in the form of one or more fully registered "global notes," without interest coupons, which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") as the depositary, and registered in the name of its nominee, Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through either DTC (in the United States), Clearstream Banking, Société Anonyme or Euroclear Bank SA/NV, as operator of the Euroclear System (outside of the United States), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other hand, will be effected in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary. See "Book-Entry, Form and Delivery."

Settlement	Delivery of our notes will be made against payment therefor on or about , 2020. Please read "Underwriting (Conflicts of Interest)—Alternative Settlement Date."
Governing law	The notes will be governed by the laws of the State of New York.
Trustee	U.S. Bank National Association

Corporate information

        We are a Delaware corporation with principal executive offices located at 1200 Wilson Drive, West Chester, Pennsylvania 19380. Our main telephone number at that location is (484) 701-1000.

Risk Factors

        An investment in the notes involves a high degree of risk. You should carefully consider the risks and uncertainties relating to the notes and the collateral described below, as well as risk factors included in our Annual Report on 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in the notes. The risks described below and incorporated by reference herein are not the only ones facing our Company. In the event any of such risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. The value of the notes could decline due to any of these risks, and you may lose all or part of your investment in the notes. The risks described below or incorporated by reference herein are those that we currently believe may materially affect us. Additional risks not presently known to us, or that we currently consider immaterial, may also materially adversely affect us. For purposes of this section, the phrase "material adverse effect" is meant to refer to a material adverse effect on our financial condition, results of operations and/or the value of the notes. To the extent the COVID-19 pandemic adversely affects our business, financial conditions and results of operations, it may also have the effect of heightening many of the other risks described in this "Risk Factors" section (including those described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein), such as those relating to our substantial level of indebtedness, changes in consumer demand, preferences and shopping patterns, matters relating to internal controls over financial reporting, cybersecurity and privacy and general business continuity and our ability to generate sufficient cash to service our debt obligations.

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below or incorporated by reference herein and described elsewhere in this prospectus supplement and the accompanying prospectus. See "Special Note Regarding Forward-Looking Statements."

 Risks relating to the notes

Our level of indebtedness could adversely affect our financial position and your investment in the notes, and prevent us from fulfilling our obligations under the notes.

        As of June 30, 2020, after giving effect to the issuance of the notes and the use of the net proceeds therefrom described in "Use of Proceeds" assuming all of the existing 2022 notes are purchased in the Tender Offer, we and our guarantor subsidiaries would have had total debt, other than our finance lease obligations, of approximately $4.45 billion, consisting of (1) $500 million of notes offered hereby, (2) $3.95 billion of secured indebtedness under our existing notes and (3) no amounts outstanding under our senior secured credit facility (and no amounts borrowed by Zulily under the $400 million tranche of the senior secured credit facility for which QVC and Zulily are jointly and severally liable), in each case, secured by a first priority perfected lien on all shares of our capital stock, and an additional $2.93 billion of unused capacity under our senior secured credit facility, all of which would rank pari passu with and share equally in the collateral securing the notes. In addition, as of June 30, 2020, we and our guarantor subsidiaries had $14 million of finance lease obligations secured by collateral that does not secure the notes, all of which will be effectively senior to the notes offered hereby. See "Capitalization."

        As of June 30, 2020, our non-guarantor subsidiaries had $782 million of obligations consisting predominantly of trade payables, operating lease liabilities and certain other liabilities and no indebtedness for borrowed money, all of which would be structurally senior to the notes in right of payment.

        We may incur significant additional indebtedness in the future. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the notes offered hereby and the related guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of any proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

Our level of indebtedness could limit our flexibility in responding to current market conditions, adversely affect our financial position, prevent us from meeting our obligations under our debt instruments, including the notes, or otherwise restrict our business activities.

        The existence of and limitations on the availability of our debt could have important consequences. The existence of debt could, among other things:

  •
  require a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness;

  •
  limit our ability to use cash flow or obtain additional financing for future working capital, capital expenditures or other general corporate purposes, which reduces the funds available to us for operations and any future business opportunities;

  •
  increase our vulnerability to general economic and industry conditions; or

  •
  expose us to the risk of increased interest rates because certain of our borrowings, including borrowings under our credit facility, are at variable interest rates.

        Limitations imposed as a part of the debt, such as the availability of credit and the existence of restrictive covenants may, among other things:

  •
  make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the notes and our other indebtedness;

  •
  restrict us from making strategic acquisitions or cause us to make non-strategic divestitures;

  •
  limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general business purposes on satisfactory terms or at all;

  •
  limit our flexibility to plan for, or react to, changes in our business and industry;

  •
  place us at a competitive disadvantage compared to our less leveraged competitors; and

  •
  limit our ability to respond to business opportunities.

We may not consummate the Tender Offer, and this offering is not conditioned on the consummation of the Tender Offer.

        We intend to use the net proceeds from this offering, together with cash on hand, to fund the Tender Offer, and if applicable, any subsequent optional redemption. However, there can be no assurance as to the amounts of the existing 2022 notes that will be tendered in the Tender Offer or that we will consummate the Tender Offer or any subsequent optional redemption, which are subject to market conditions and other factors. The Tender Offer is conditioned on, among other things, the consummation of this offering. This offering, however, is not conditioned on the consummation of the Tender Offer or the tender of any specified amount of the existing 2022 notes. Therefore, upon the closing of this offering, you will become a holder of the notes regardless of whether the Tender Offer is consummated, delayed or terminated. If the Tender Offer is delayed or terminated, the value of the notes may decline to the extent that their price reflects a market assumption that the Tender Offer or any subsequent optional redemption will be consummated on the terms described herein. If the Tender

Offer is not consummated, we may use the net proceeds from this offering for general corporate purposes. See "Recent Developments—Concurrent Tender Offer."

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the notes.

        Our ability to make payments on our indebtedness, including the notes, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including our senior secured credit facility, our existing notes and the notes.

We may need to refinance certain existing indebtedness prior to the maturity of the notes.

        Our senior secured credit facility matures on December 31, 2023. See "Description of Other Indebtedness—Senior Secured Credit Facility." Certain of our existing notes mature on July 2, 2022 (which are subject to the Tender Offer as described under "Recent Developments—Concurrent Tender Offer"), March 15, 2023, April 1, 2024, February 15, 2025 and February 15, 2027, which dates are earlier than the maturity of the notes offered hereby. See "Description of Other Indebtedness." Although we expect to refinance or otherwise repay this indebtedness, we may not be able to refinance this indebtedness on commercially reasonable terms or at all. The financial terms or covenants of any new credit facility, notes or other indebtedness may not be as favorable as those under our senior secured credit facility and our existing notes. Our ability to complete a refinancing of our senior secured credit facility and our existing notes prior to their respective maturities will depend on our financial and operating performance, as well as a number of conditions beyond our control. For example, if disruptions in the financial markets were to exist at the time that we intended to refinance this indebtedness, we might be restricted in our ability to access the financial markets. If we are unable to refinance our indebtedness, our alternatives would include negotiating an extension of the maturities of our senior secured credit facility and our existing notes with the lenders and seeking or raising new equity capital. If we were unsuccessful, the lenders under our senior secured credit facility and the holders of our existing notes could demand repayment of the indebtedness owed to them on the relevant maturity date. As a result, our ability to pay the principal of and interest on the notes would be adversely affected.

Despite our current level of indebtedness, we may still incur substantially more indebtedness. This could exacerbate the risks associated with our existing indebtedness.

        We and our subsidiaries may incur substantial additional indebtedness in the future. Our senior secured credit facility and the terms of the indentures for the notes and our existing notes limit, but do not prohibit, us or our subsidiaries from incurring additional indebtedness. Also, our subsidiaries could incur additional indebtedness that is structurally senior to the notes or we and our subsidiaries could incur indebtedness secured by a lien on assets that do not constitute collateral, including assets of ours and our subsidiaries, and the holders of such indebtedness will have the right to be paid first from the proceeds of such assets. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the holders of the notes and the guarantees in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the note holders. In addition, note holder rights to the collateral would be diluted by any increase in the indebtedness secured by this collateral. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

The notes constitute obligations of us and our material domestic subsidiaries and will not be obligations of Qurate Retail, its other affiliates or of our non-guarantor subsidiaries. In addition, the notes will be structurally subordinated in right of payment to all obligations of any of our current and future subsidiaries that do not guarantee the notes. If the guarantees are deemed unenforceable, the remaining assets of such guarantors may not be sufficient to make any payments on the notes.

        The notes will be guaranteed by each of our material domestic subsidiaries but will not receive a guarantee or other credit support from Qurate Retail or any of its other affiliates, except that our sole stockholder, which is an indirect wholly owned subsidiary of Qurate Retail, is pledging its shares of our capital stock to secure the notes.

        In addition, the notes will not be guaranteed by certain immaterial domestic subsidiaries or by any of our foreign subsidiaries. The notes and guarantees will therefore be structurally subordinated to all of the liabilities of our current and future subsidiaries that do not guarantee the notes. For the year ended December 31, 2019, net revenue for our non-guarantor subsidiaries was $2.94 billion, which was 26.7% of our consolidated net revenue, and operating income for our non-guarantor subsidiaries was $281 million, which was 21.2% of our consolidated operating income. For the six months ended June 30, 2020, net revenue for our non-guarantor subsidiaries was $1.45 billion, which was 28.1% of our consolidated net revenue, and operating income for our non-guarantor subsidiaries was $135 million, which was 20.7% of our consolidated operating income. As of June 30, 2020, our non-guarantor subsidiaries had $2.79 billion of assets, which was 19.4% of our consolidated assets. As of June 30, 2020, our non-guarantor subsidiaries had $782 million of obligations consisting predominantly of trade payables, operating lease liabilities and certain other liabilities and no indebtedness for borrowed money, all of which would be structurally senior to the notes in right of payment.

        Although the guarantees will provide the holders of the notes with a direct claim as a creditor against the assets of the subsidiary guarantors, the guarantees may not be enforceable as described in more detail below. If the guarantees by the subsidiary guarantors are not enforceable, the notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables. As a result of being effectively subordinated to the liabilities of a subsidiary, if there was a dissolution, bankruptcy, liquidation or reorganization of such subsidiary, the holders of the notes would not receive any amounts with respect to the notes until after the payment in full of the claims of creditors of such subsidiary.

Our ability to meet our obligations under our debt, in part, depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

        We conduct a significant portion of our business operations through our subsidiaries. In servicing payments to be made on the notes, we will rely, in part, on cash flows from these subsidiaries, mainly dividend payments and other distributions. The ability of these subsidiaries to make dividend payments to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities. In addition, our foreign subsidiaries may be subject to currency controls, repatriation restrictions, withholding obligations on payments to us and other limits.

Covenants in our debt agreements restrict our business in many ways.

        Our senior secured credit facility and the indentures governing the notes and our existing notes contain various covenants that limit our ability and/or our restricted subsidiaries' ability to, among other things:

  •
  incur or assume liens or additional debt or provide guarantees in respect of obligations of other persons;

  •
  pay dividends or make distributions or redeem or repurchase capital stock;

  •
  prepay, redeem or repurchase debt;

  •
  make loans, investments and capital expenditures;

  •
  enter into agreements that restrict distributions from our subsidiaries;

  •
  sell assets and capital stock of our subsidiaries;

  •
  enter into sale and leaseback transactions;

  •
  enter into certain transactions with affiliates;

  •
  consolidate or merge with or into, or sell substantially all of our assets to, another person; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        These covenants are subject to important exceptions and qualifications as described under "Description of Notes." In addition, our senior secured credit facility contains restrictive covenants and requires us to maintain a specified leverage ratio. Our ability to meet this leverage ratio can be affected by events beyond our control, and we may be unable to meet those tests. A breach of any of these covenants could result in a default under our senior secured credit facility, which in turn could result in a default under the indentures governing the notes and our existing notes. Upon the occurrence of an event of default under our senior secured credit facility, the lenders could elect to declare all amounts outstanding under our senior secured credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. Our senior secured credit facility, our existing notes and certain future indebtedness are secured by a first priority perfected lien in all shares of our capital stock. If the lenders and counterparties under our senior secured credit facility, our existing notes and certain future indebtedness accelerate the repayment of obligations, we may not have sufficient assets to repay such obligations, including the notes. See "Description of Other Indebtedness." Our borrowings under our senior secured credit facility are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will also increase even though the amount borrowed remains the same, and our net income would decrease.

Many of the covenants in the indenture will cease to apply if such notes are rated investment grade by both Moody's and Standard & Poor's.

        Many of the covenants in the indenture governing the notes will no longer apply to the notes if such notes are rated investment grade by both Moody's and Standard & Poor's at a time that no default has occurred and is continuing. These covenants restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. Termination of these covenants would allow us to engage in certain transactions that are not permitted while these covenants are in force. There can be no assurance that the notes will be rated investment grade by both Moody's and Standard & Poor's, or that the notes will maintain such ratings. Even if the notes subsequently fail to be rated investment grade, the terminated covenants would not be reinstated. See "Description of Notes—Certain Covenants—Fall-away event."

An adverse rating of the notes may cause their value to decline.

        If a rating agency rates the notes, it may assign a rating that is lower than expected. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings or outlook in the future, the value of the notes could significantly decline.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under our senior secured credit facility, that is not waived by the required lenders thereunder, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our senior secured credit facility and the indentures governing the notes and our existing notes), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit facility and the indentures governing the notes and our existing notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facility could elect to institute foreclosure proceedings against our capital stock, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may need to obtain waivers from the required lenders under our senior secured credit facility to avoid being in default. If we breach our covenants under our senior secured credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If we could not obtain a waiver, we would be in default under our senior secured credit facility, which would result in a default under the indenture, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to purchase the notes upon a change of control or an offer to repurchase the notes as required by the indenture.

        Upon the occurrence of specific types of change of control events, we will be required to offer to repurchase all of the notes, as well as the existing notes, at a price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, up to, but not including, the date of repurchase. We may not have sufficient funds available to repurchase all of the notes tendered pursuant to any such offer and any other debt, including the existing notes, that would become payable upon a change of control. Any failure to purchase the notes would be a default under the indenture, which would trigger a default under our senior secured credit facility. In that event, we would need to cure or refinance our senior secured credit facility before making an offer to purchase.

        Additionally, a change of control (as defined in our senior secured credit facility) would also constitute a default under our senior secured credit facility. Upon any such default, the lenders may declare any outstanding obligations under our senior secured credit facility immediately due and payable. If such debt repayment were accelerated, we may not have sufficient funds to repurchase the notes and repay the debt. There can be no assurance that we would be able to refinance our indebtedness or, if a refinancing were to occur, that the refinancing would be on terms favorable to us.

        Courts interpreting change of control provisions under New York law (which governs the indenture) have not provided clear and consistent meanings of such change of control provisions. In addition, the Delaware Court of Chancery has questioned whether a change of control provision contained in an indenture could be unenforceable on public policy grounds. Therefore, no assurances can be given as to how a court would interpret or even if a court would enforce the change of control provisions in our indenture as written for the benefit of the holders.

        In addition, if a change of control occurs, we may not be able to borrow under our senior secured credit facility which could adversely affect our financial situation and our ability to conduct our business.

A court could cancel the notes or the guarantees under fraudulent conveyance laws or certain other circumstances.

        Our issuance of the notes and the issuance of the guarantees by certain of our subsidiaries may be subject to review under federal or state fraudulent transfer or conveyance or similar laws. If we or such guarantor becomes a debtor in a case under the U.S. bankruptcy code or encounter other financial difficulty, under federal or state laws governing fraudulent transfer or conveyance, renewable transactions or preferential payments, a court in the relevant jurisdiction might avoid or cancel the guarantees and/or the liens created by the security interests. The court might do so if it found that, when the guarantor entered into its guarantee or, in some states, when payments become due thereunder, (a) it received less than reasonably equivalent value or fair consideration for such guarantee and (b) either (i) was or was rendered insolvent, (ii) was left with inadequate capital to conduct its business, (iii) believed or should have believed that it would incur debts beyond its ability to pay, or (iv) was a defendant in an action for money damages or had a judgment for money damages docketed against us or such guarantor, if, in either case, after final judgment, the judgment was unsatisfied. The court might also avoid such guarantee, without regard to the above factors, if it found that the guarantor entered into its guarantee with actual or deemed intent to hinder, delay or defraud our creditors.

        Similarly, if we become a debtor in a case under the U.S. bankruptcy code or encounter other financial difficulty, a court might cancel our obligations under the notes, if it found that when we issued the notes (or in some jurisdictions, when payments become due under the notes), factors (a) and (b) above applied to us, or if it found that we issued the notes with actual intent to hinder, delay or defraud our creditors.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court avoided such guarantee, holders of the notes would no longer have a claim against such subsidiary. In addition, the court might direct holders of the notes to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the notes from another subsidiary or from any other source. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        The indenture states that the maximum liability of each guarantor under its guarantee shall in no event exceed the amount that can be guaranteed by such guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to rights of contribution established in connection with the guarantees). This limitation may not protect the guarantees from a fraudulent transfer or conveyance attack or, if it does, the guarantees may not be in amounts sufficient, if necessary, to pay obligations under the notes when due.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retires or redeems equity securities issued by the debtor. We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors' other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

There could be circumstances in which certain guarantees are released automatically, without your consent or the consent of the trustee.

        There could be circumstances, other than repayment or discharge of the notes, where certain guarantees will be released automatically, without your consent or the consent of the trustee. For example, a guarantor will be released from its guarantee in the event of dissolution of such guarantor, if such guarantor is designated as an unrestricted subsidiary or otherwise ceases to be a restricted subsidiary, in each case in accordance with the provisions of the indenture governing the notes, or upon the release or discharge of the guarantee by such guarantor of the senior secured credit facility. See "Description of Notes—Note Guarantees."

No public market exists for the notes. If an active trading market does not develop for the notes, you may not be able to resell them.

        Prior to this offering, there was no public market for the notes and we cannot assure you that an active trading market will develop for the notes. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We have been informed by certain of the underwriters that they currently intend to make a market in the notes after this offering is completed. However, such underwriters may cease their market making at any time without notice. We do not intend to apply for listing of the notes on any securities exchange.

The book-entry registration system of the notes may limit the exercise of rights by the beneficial owners of the notes.

        Because transfers of interests in the global notes representing the notes may be effected only through book entries at the DTC and its direct and indirect participants (including Clearstream and Euroclear), the liquidity of any secondary market in the notes may be reduced to the extent that some investors are unwilling to hold notes in book-entry form in the name of a DTC direct or indirect participant. The ability to pledge interests in the global notes may be limited due to the lack of a physical certificate. In addition, beneficial owners of interests in global notes may, in certain cases, experience delay in the receipt of payments of principal and interest, since the payments will generally be forwarded by the paying agent to DTC, which will then forward payment to its direct and indirect participants, which (if they are not themselves the beneficial owners) will then forward payments to the beneficial owners of the global notes. In the event of the insolvency of DTC or any of its direct and indirect participants in whose name interests in the global notes are recorded, the ability of beneficial owners to obtain timely or ultimate payment of principal and interest on global notes may be negatively affected.

        A holder of beneficial interests in the global notes will not have a direct right under the notes to act upon any solicitations that we may request. Instead, holders will be permitted to act only to the extent they receive appropriate proxies to do so from DTC or, if applicable, DTC's direct or indirect participants. Similarly, if we default on our obligations under the notes, holders of beneficial interests in the global notes will be restricted to acting through DTC, or, if applicable, DTC's direct or indirect participants. We cannot assure holders that the procedures of DTC or DTC's nominees or direct or indirect participants will be adequate to allow them to exercise their rights under the notes in a timely manner.

Our ability to pay dividends or make other restricted payments to Qurate Retail is subject to limited restrictions.

        Although the notes contain limitations on Restricted Payments (as defined under "Description of Notes"), those limitations are subject to a number of important exceptions and qualifications (see "Description of Notes—Certain Covenants—Limitations on Restricted Payments"). In particular, there are no restrictions under our indentures on our ability to pay dividends or make other restricted payments if we are not in default on the notes and our Consolidated Leverage Ratio (as defined under "Description of Notes") is no greater than 3.50 to 1.0. As a result, Qurate Retail will, in many instances, be permitted to rely on our cash flow for servicing Qurate Retail's debt and for other purposes, including payments of dividends on Qurate Retail's capital stock (including the Special Dividend), if declared, or to fund acquisitions or other operational requirements of Qurate Retail and its subsidiaries. These events may deplete our equity or require us to borrow under our senior secured credit facility, increasing our leverage and decreasing our liquidity. We may make and have made in the past significant distributions to Qurate Retail, such as the distribution to Qurate Retail made in connection with the recapitalization of Qurate Retail's common stock into shares of the corresponding series of two tracking stocks, QVC Group common stock and Liberty Ventures common stock. In addition, subsequent to December 31, 2019 and prior to June 30, 2020, we had declared and paid dividends in cash to Qurate Retail in the amount of $262 million. As of August 10, 2020, we had declared and paid dividends in cash to Qurate Retail in the amount of $42 million subsequent to June 30, 2020. These dividends were funded with draws from our revolving credit facility or from cash generated from operations. In the ordinary course of business we have made and may make additional distributions to Qurate Retail. It is anticipated that QVC will make a cash dividend in the third quarter of 2020 to Qurate Retail of up to approximately $633 million (which may be reduced based on expected pre-tax proceeds of approximately $262 million from Qurate Retail's sale of an alternative energy company) in order to fund the cash portion of the proposed Qurate Special Dividend. See "Prospectus Supplement Summary—The Company—Qurate Retail Relationship" and "Prospectus Supplement Summary—The Company—Recent Developments—Other."

Risks relating to the collateral

The collateral is limited to a pledge of the capital stock of QVC, and the holders of the notes will have only an unsecured claim against our assets and the guarantors' assets.

        The notes will be secured on a pari passu basis by a first priority perfected lien and security interest on all shares of our capital stock, which collateral also secures our existing secured indebtedness and may secure certain future indebtedness (the "Collateral"). Although there are certain circumstances under which additional assets of QVC or our subsidiaries may be pledged to secure the notes offered hereby, there can be no assurance that this will occur. If any such assets were to become subject to a lien for the benefit of the holders of the notes, such a lien would be shared with the lenders under our senior secured credit facility and the holders of the existing notes, as well as the holders of certain other indebtedness we may incur in the future. You should not assume that collateral to secure the notes and the guarantees consisting of our assets or the assets of any of the subsidiary guarantors will ever be provided or that, if provided, it would not subsequently be released and/or avoided. See "Description of Other Indebtedness" and "Description of Notes—Security."

        Unless any such security interest is provided, holders of the notes will have only an unsecured claim against our and the guarantors' assets ranking equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

Note holder rights to receive proceeds from the sale of collateral securing the notes will be pari passu with the claims of lenders and counterparties under our existing secured indebtedness and certain future indebtedness. There may not be sufficient collateral to pay all or any portion of the notes, our senior secured credit facility, our existing notes and certain future indebtedness.

        Note holders will receive distributions from any foreclosure proceeds of any Collateral on a pro rata basis with the lenders under our existing secured indebtedness and certain future indebtedness. No appraisal of the value of the Collateral has been made in connection with this offering or otherwise, and the fair market value of the Collateral is subject to fluctuations based on factors that include, among others, general economic conditions and the availability of suitable buyers for the Collateral. By its nature, the Collateral may be illiquid and may have no readily ascertainable market value, and could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the notes, our existing secured indebtedness and certain future indebtedness. Also, we cannot assure you that the fair market value of the Collateral securing the notes, our existing secured indebtedness and certain future indebtedness would be sufficient to pay any amounts due under such obligations following their acceleration. If the proceeds of any sale of the Collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against our and the guarantors' assets and, in the context of a bankruptcy case by or against us, will mean that you may not be entitled to receive interest payments or reasonable fees, costs or charges due under the notes, and may be required to repay any such amounts already received by you. Any such unsecured claim will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

        To the extent that liens securing obligations under our existing notes and senior secured credit facility and other liens permitted under the indenture and other rights, encumber any of the Collateral securing the notes, those parties have or may exercise rights and remedies with respect to the Collateral that could adversely affect the value of the collateral and the ability of the collateral agent, the trustee under the indenture or the holders of the notes to realize or foreclose on the Collateral.

        In addition, the indenture governing the notes and the indenture governing the existing notes and the senior secured credit facility permit us, subject to compliance with certain financial tests, to issue additional secured debt, including debt secured equally and ratably by the same assets pledged for the benefit of the holders of the notes. This would reduce amounts payable to holders of the notes from the proceeds of any sale of the Collateral.

Holders of notes will not control decisions regarding collateral.

        Although our existing notes, our senior secured credit facility, the notes offered hereby and certain future indebtedness will be secured on a pari passu basis by the Collateral, holders of the notes will not be able to exercise any control over decisions regarding the Collateral. The security agreement governing the Collateral provides, among other things, that (a) the collateral agent, taking instruction from the lenders under our senior secured credit facility, controls substantially all matters related to the Collateral; and (b) the holders of such indebtedness may foreclose on or take other actions with respect to such Collateral with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes, in each case, regardless of the amount of the obligations under our senior secured credit facility relative to the obligations under the notes.

Any future pledge of collateral might be avoidable in bankruptcy.

        Any future pledge of collateral in favor of the trustee, including pursuant to security documents delivered after the date of the indenture governing the notes, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

Use of Proceeds

        We estimate that the net proceeds from the sale of the notes, after deducting the underwriting discount and offering expenses payable by us, will be approximately $492.2 million. We expect to use the net proceeds of this offering, together with cash on hand, to repurchase any and all of the $500 million outstanding aggregate principal amount of our existing 2022 notes in the Tender Offer. Assuming that all existing 2022 notes are tendered in the Tender Offer, the holders of such existing 2022 notes are expected to receive aggregate cash consideration of $541.25 million, excluding accrued and unpaid interest. See "Recent Developments—Concurrent Tender Offer."

        However, there can be no assurance as to the amounts of the existing 2022 notes that will be tendered in the Tender Offer or that we will consummate the Tender Offer, which is subject to market conditions and other factors. This offering is not conditioned on the consummation of the Tender Offer. If the Tender Offer is not consummated, we may use the net proceeds from this offering for general corporate purposes.

        The underwriters or their respective affiliates may hold some of our existing 2022 notes and consequently may receive a portion of the net proceeds of this offering to the extent that such underwriters or their affiliates participate in the Tender Offer. See "Underwriting." In addition, BofA Securities, Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as joint dealer managers in connection with the Tender Offer.

 Capitalization

        The following table sets forth our capitalization and cash and cash equivalents as of June 30, 2020, on:

  •
  an actual basis; and

  •
  an as adjusted basis after giving effect to the issuance of the notes and the use of all of the net proceeds therefrom as described in "Use of Proceeds" (assuming the Tender Offer is consummated in full).

        The table below should be read in conjunction with "Description of Other Indebtedness" and our historical consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020 incorporated by reference herein.

	June 30, 2020
(in millions)	Actual	As adjusted
Cash and cash equivalents(1)	$795	$746

Debt:
Senior secured credit facility(2)	$—	$—
Senior secured notes due 2022(3)	500	—
Senior secured notes due 2023	750	750
Senior secured notes due 2024	600	600
Senior secured notes due 2025(4)	599	599
Senior secured notes due 2027	575	575
Senior secured notes due 2034(5)	399	399
Senior secured notes due 2043	300	300
Senior secured notes due 2067	225	225
Senior secured notes due 2068	500	500
Notes offered hereby	—	500
Finance lease obligations(6)	14	14
Less debt issuance costs, net	(45)	(53)

Total debt	4,417	4,409
Total equity(7)	6,890	6,849

Total capitalization	$11,307	$11,258

(1)
Reflects the debt issuance costs of the notes offered hereby and the $41.25 million premium in excess of the face value of the existing 2022 notes as described in footnote (3) below. Does not include $8 million of restricted cash. Does not reflect payment of cash dividends to Qurate Retail subsequent to June 30, 2020. As of August 10, 2020, we had declared and paid dividends in cash to Qurate Retail in the amount of $42 million subsequent to June 30, 2020. It is anticipated that QVC will make a cash dividend in the third quarter of 2020 to Qurate Retail of up to approximately $633 million (which may be reduced based on expected pre-tax proceeds of approximately $262 million from Qurate Retail's sale of an alternative energy company) in order to fund the cash portion of the proposed Qurate Special Dividend.

(2)
The senior secured credit facility includes a $400 million tranche that may be borrowed by QVC or Zulily. Under the terms of the senior secured credit facility, QVC and Zulily are jointly and severally liable for all amounts borrowed on the $400 million tranche. In accordance with the accounting guidance for obligations resulting from joint and several liability arrangements, QVC will record a liability for amounts it has borrowed under the credit facility plus any additional amount it expects to repay on behalf of Zulily. As of June 30, 2020, there were no amounts borrowed by Zulily on the $400 million tranche of the senior secured credit facility. See "Description of Other Indebtedness—Senior Secured Credit Facility" for additional information.

(3)
Assumes that all existing 2022 notes are tendered in the Tender Offer. The holders of such existing 2022 notes are expected to receive aggregate cash consideration of $541.25 million, excluding accrued and unpaid interest. The $41.25 million premium in excess of the face value of the existing 2022 notes is considered a loss on extinguishment of debt recorded to the Company's equity, exclusive of any potential tax consequences.

(4)
Consists of $600 million aggregate principal amount of existing 2025 notes, net of unamortized original issue discount of $1 million.

(5)
Consists of $400 million aggregate principal amount of existing 2034 notes, net of unamortized original issue discount of $1 million.

(6)
Does not include (a) $158 million of finance lease obligations of non-guarantor subsidiaries or (b) any of the operating lease liabilities described below under "Description of Other Indebtedness—Operating Leases".

(7)
Includes $128 million related to noncontrolling interest and the premium in excess of the face value of the existing 2022 notes as described in footnote (3) above.

 Description of Other Indebtedness

        This section includes summaries of certain indebtedness and certain other long-term liabilities of us and our subsidiaries.

Senior Secured Notes

        Existing 2022 notes.    We have outstanding senior secured notes due 2022 (the "Existing 2022 Notes") in the aggregate principal amount of $500 million at June 30, 2020. We pay interest of 5.125% per annum on the Existing 2022 Notes, which mature on July 2, 2022. Interest is payable on the Existing 2022 Notes on January 2 and July 2 of each year.

        The Existing 2022 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 50 basis points, together with accrued and unpaid interest thereon, if any, to the date of redemption.

        On August 12, 2020, we commenced the Tender Offer. See "Recent Developments—Concurrent Tender Offer."

        Existing 2023 notes.    We have outstanding senior secured notes due 2023 (the "Existing 2023 Notes") in the aggregate principal amount of $750 million at June 30, 2020. We pay interest of 4.375% per annum on the Existing 2023 Notes, which mature on March 15, 2023. Interest is payable on the Existing 2023 Notes on March 15 and September 15 of each year.

        The Existing 2023 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 40 basis points, together with accrued and unpaid interest thereon, if any, to the date of redemption.

        Existing 2024 notes.    We have outstanding senior secured notes due 2024 (the "Existing 2024 Notes") in the aggregate principal amount of $600 million at June 30, 2020. We pay interest of 4.850% per annum on the Existing 2024 Notes, which mature on April 1, 2024. Interest is payable on the Existing 2024 Notes on April 1 and October 1 of each year.

        The Existing 2024 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 35 basis points, together with accrued and unpaid interest thereon, if any, to the date of redemption.

        Existing 2025 notes.    We have outstanding senior secured notes due 2025 (the "Existing 2025 Notes") in the aggregate principal amount of $600 million at June 30, 2020. We pay interest of 4.45% per annum on the Existing 2025 Notes, which mature on February 15, 2025. Interest is payable on the Existing 2025 Notes on February 15 and August 15 of each year.

        The Existing 2025 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice. The redemption price for the Existing 2025 Notes that are redeemed before the date that is three months prior to maturity of the Existing 2025 Notes is equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 30 basis points, together with accrued and unpaid interest thereon, if any, to the date of redemption. The redemption price for the Existing 2025 Notes that are redeemed on or after the date that is three months prior to maturity of the Existing 2025 Notes will be equal to 100% of the aggregate principal amount of the notes to be redeemed, together with accrued and unpaid interest thereon, if any, to the date of redemption, and will not include a "make whole" premium.

        Existing 2027 notes.    We have outstanding senior secured notes due 2027 (the "Existing 2027 Notes") in the aggregate principal amount of $575 million at June 30, 2020. We pay interest of 4.75% per annum on the Existing 2027 Notes, which mature on February 15, 2027. Interest is payable on the Existing 2027 Notes on February 15 and August 15 of each year.

        The Existing 2027 Notes are redeemable at our option, in whole or in part, on not less than 15 nor more than 60 days' notice. The redemption price for the Existing 2027 Notes that are redeemed before the date that is three months prior to maturity of the Existing 2027 Notes is equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 50 basis points, together with accrued and unpaid interest thereon, if any, to the date of redemption. The redemption price for the Existing 2027 Notes that are redeemed on or after the date that is three months prior to maturity of the Existing 2027 Notes will be equal to 100% of the aggregate principal amount of the notes to be redeemed, together with accrued and unpaid interest thereon, if any, to the date of redemption, and will not include a "make whole" premium.

        Existing 2034 notes.    We have outstanding senior secured notes due 2034 (the "Existing 2034 Notes") in the aggregate principal amount of $400 million at June 30, 2020. We pay interest of 5.45% per annum on the Existing 2034 Notes, which mature on August 15, 2034. Interest is payable on the Existing 2034 Notes on February 15 and August 15 of each year.

        The Existing 2034 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice. The redemption price for the Existing 2034 Notes that are redeemed before the date that is six months prior to maturity of the Existing 2034 Notes is equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 35 basis points, together with accrued and unpaid interest thereon, if any, to the date of redemption. The redemption price for the Existing 2034 Notes that are redeemed on or after the date that is six months prior to maturity of the Existing 2034 Notes will be equal to 100% of the aggregate principal amount of the notes to be redeemed, together with accrued and unpaid interest thereon, if any, to the date of redemption, and will not include a "make whole" premium.

        Existing 2043 notes.    We have outstanding senior secured notes due 2043 (the "Existing 2043 Notes") in the aggregate principal amount of $300 million at June 30, 2020. We pay interest of 5.950% per annum on the Existing 2043 Notes, which mature on March 15, 2043. Interest is payable on the Existing 2043 Notes on March 15 and September 15 of each year.

        The Existing 2043 Notes are redeemable at our option, in whole or in part, on not less than thirty nor more than sixty days' notice, at a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 45 basis points, together with accrued and unpaid interest thereon, if any, to the date of redemption.

        Existing 2067 notes.    We have outstanding senior secured notes due 2067 (the "Existing 2067 Notes") in the aggregate principal amount of $225 million at June 30, 2020. We pay interest of 6.375% per annum on the Existing 2067 Notes, which mature on September 13, 2067. Interest is payable on the Existing 2067 Notes on March 15, June 15, September 15 and December 15 of each year.

        On and after September 13, 2023, the Existing 2067 Notes are redeemable at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Prior to September 13, 2023, the Existing 2067 Notes will be redeemable at our election, in whole or in part at any time upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed, or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 50 basis points, together with accrued and unpaid interest thereon, if any, to the date of redemption.

        Existing 2068 notes.    We have outstanding senior secured notes due 2068 (the "Existing 2068 Notes") in the aggregate principal amount of $500 million at June 30, 2020. We pay interest of 6.250% per annum on the Existing 2068 Notes, which mature on November 26, 2068. Interest is payable on the Existing 2068 Notes on March 15, June 15, September 15 and December 15 of each year.

        On and after November 26, 2024, the Existing 2068 Notes are redeemable at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Prior to November 26, 2024, the Existing 2068 Notes will be redeemable at our election, in whole or in part at any time upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of 100% of the aggregate principal amount of the notes to be redeemed, or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted at a rate based on United States Treasury rates, plus 50 basis points, together with accrued and unpaid interest thereon, if any, to the date of redemption.

        Security and guarantees.    The existing notes are guaranteed by each of our material domestic subsidiaries, and are secured, pari passu with our senior secured credit facility, by a first priority perfected lien and security interest in all of our capital stock.

        Covenants.    The existing notes restrict us and certain of our subsidiaries from incurring debt, but permit debt as long as our consolidated interest coverage ratio is at least 2.00 to 1.00. In addition, certain other debt is permitted regardless of our consolidated interest coverage ratio, including debt under the senior secured credit facility and debt securities (including the existing notes) not exceeding $5.0 billion. In addition, the existing notes contain other covenants, including, but not limited to, restrictions on restricted payments, indebtedness, liens, affiliate transactions, mergers and acquisitions, and asset sales. The covenants in some of the indentures governing the existing notes are more restrictive in certain respects than the covenants applicable to the notes offered hereby. Certain covenants governing the existing notes terminate upon the existing notes having investment grade ratings from both Moody's and Standard & Poor's, including but not limited to restrictions on indebtedness, restricted payments and asset sales.

        The above description of the existing notes is qualified in its entirety by reference to the complete terms contained in the indentures governing the existing notes.

Senior Secured Credit Facility

        On December 31, 2018, we and Zulily, as co-borrowers, entered into the Fourth Amended and Restated Credit Agreement, which we refer to herein as our senior secured credit facility. Our senior secured credit facility is a multi-currency facility that provides for a $2.95 billion revolving credit facility, with a $450 million sub-limit for standby letters of credit and $1.5 billion of uncommitted incremental revolving loan commitments or incremental term loans. Our senior secured credit facility includes a $400 million tranche that may be borrowed by us or Zulily with a $50 million sub-limit for standby letters of credit. The remaining $2.55 billion and any incremental loans may be borrowed only by us. Each loan may be prepaid at any time and from time to time without penalty other than customary breakage costs. No mandatory prepayments are required other than when borrowings and letter of credit usage exceed availability; provided that, if Zulily ceases to be controlled by Qurate Retail, all of its loans must be repaid and its letters of credit cash collateralized. Our senior credit facility matures on December 31, 2023. Payment of loans may be accelerated following certain customary events of default.

        Interest.    Our senior secured credit facility provides a table of interest rate margins. Our borrowings under our senior secured credit facility bear interest at either the alternate base rate or LIBOR (based on an interest period selected by us of one week, one month, two months, three months or six months, or to the extent available from all lenders, twelve months) at our election in each case plus a margin. Our borrowings that are alternate base rate loans bear interest at a per annum rate equal to the base rate plus a margin that varies between 0.25% and 0.75% depending on the two borrowers' combined ratio of consolidated total debt to consolidated EBITDA (the "consolidated leverage ratio"). Borrowings that are LIBOR loans bear interest at a per annum rate equal to the applicable LIBOR plus a margin that varies between 1.25% and 1.75% depending on the two borrowers' combined consolidated leverage ratio.

        Security and guarantees.    The payment and performance of the obligations under our senior secured credit facility (including Zulily's obligations) are guaranteed by each of our Material Domestic Subsidiaries (as defined in the Fourth Amended and Restated Credit Agreement). Further, the borrowings under our senior secured credit facility are secured, pari passu with our senior secured notes, by a pledge of all of our equity interests. The payment and performance of the obligations with respect to the $400 million tranche available to both us and Zulily are also guaranteed by each of Zulily's Material Domestic Subsidiaries, if any, and are secured by a pledge of all of Zulily's equity interests.

        Covenants.    Our senior secured credit facility contains certain affirmative and negative covenants and a financial covenant that requires us to maintain a consolidated leverage ratio of not greater than 3.50 to 1.00. The negative covenants limit our ability and the ability of our restricted subsidiaries to, among other things:

  •
  incur additional indebtedness;

  •
  create liens on property or assets;

  •
  make certain loans or investments;

  •
  sell or dispose of assets;

  •
  pay certain dividends and other restricted payments;

  •
  dissolve, consolidate or merge;

  •
  enter into certain transactions with affiliates;

  •
  enter into sale/leaseback transactions; and

  •
  restrict subsidiary distributions.

        These covenants are subject to significant exceptions.

        Events of default.    Our senior secured credit facility also contains certain events of default, including, among other things, the failure to perform or observe terms, covenants or agreements included in our senior secured credit facility, nonpayment defaults on principal, interest or fees under our senior secured credit facility, defaults on other indebtedness in an aggregate principal amount exceeding $100 million if the effect is to permit acceleration, entry of unsatisfied judgments in an aggregate amount in excess of $100 million against us or our restricted subsidiaries, the occurrence of a change of control, failure of any collateral document to create or maintain a required security interest, and certain events related to bankruptcy and insolvency or ERISA matters.

        If an event of default occurs, the lenders under our senior secured credit facility may, among other things, terminate their commitments, declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees, and exercise remedies under the collateral documents relating to our senior secured credit facility. We are in compliance in all material respects with the covenants in our senior secured credit facility.

Finance Leases

        As of June 30, 2020, we had agreements with transponder and transmitter network suppliers for the right to transmit our signals in the U.S. and Germany, which are accounted for as finance leases. The Company is also party to a finance lease agreement for data processing hardware and a warehouse. As of June 30, 2020, total future minimum payments on these finance leases total approximately $219 million, including approximately $47 million of imputed interest.

Operating Leases

        QVC also leases data processing equipment, facilities, office space and land. These leases are classified as operating leases. Operating lease liabilities are recognized based on the present value of the future lease payments using our incremental borrowing rate. Leases with an initial term of 12 months or less are not recorded on the balance sheet. Our leases have remaining lease terms of less than 1 year to 14 years, some of which may include the option to extend or terminate the leases. As of June 30, 2020, total future minimum payments on these operating leases total approximately $306 million, including approximately $91 million of imputed interest.

        On October 5, 2018, QVC entered into a lease ("ECDC Lease") for an East Coast distribution center. The 1.7 million square foot rental building is located in Bethlehem, Pennsylvania, and the ECDC Lease has an initial term of 15 years. QVC obtained initial access to a portion of the ECDC Lease during March 2019 and obtained access to the remaining portion during September 2019. In total, QVC recorded a right of use asset of $141 million and an operating lease liability of $131 million relating to the ECDC Lease, with the difference attributable to prepaid rent. QVC is required to pay an initial base rent of $10 million per year, with payments that began in the third quarter of 2019 and increasing to $14 million per year, as well as all real estate taxes and other building operating costs. QVC also has the option to extend the term of the ECDC Lease for up to two consecutive terms of 5 years each and one final term of 4 years.

Description of Notes

        As used below in this "Description of Notes" section, the "Issuer" means QVC, Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. The Issuer will issue the senior secured notes due                , 2028 (the "Notes") described in this prospectus supplement under a Base Indenture, dated as of September 13, 2018 (the "Base Indenture"), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee") and a Supplemental Indenture, to be dated as of                        , 2020 (the "Supplemental Indenture," and the Base Indenture, as supplemented by the Supplemental Indenture, the "Indenture"). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The following is a summary of the material terms and provisions of the Indenture, the Notes and the Note Guarantees, as well as the Parent Pledge Agreement (as defined below). The following summary does not purport to be a complete description of these documents and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Parent Pledge Agreement. You may obtain a copy of the Indenture and the Parent Pledge Agreement from the Issuer at its address set forth elsewhere in this prospectus supplement. You can find definitions of certain terms used in this description under "—Certain Definitions."

Principal, Maturity and Interest

        The Notes will mature on                        , 2028. The Notes will bear interest at the rate shown on the cover page of this prospectus supplement, payable on                and                of each year, commencing on                        , 2021 to Holders of record at the close of business on                or                as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The Notes will be issued in registered form, without coupons, and denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

        The Notes will initially be issued in an aggregate principal amount equal to $500,000,000. The Issuer may issue additional Notes having identical terms and conditions to the Notes being offered in this offering, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the "Additional Notes"), subject to compliance with the covenant described under "—Certain Covenants—Limitations on Incurrence of Indebtedness." Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will be treated as one class with the Notes being offered in this offering, including for purposes of voting, redemptions and offers to purchase. Any Additional Notes will be secured equally and ratably by the Collateral with the Notes, the Existing Notes, the obligations under the Credit Agreement, the obligations under any Specified Swap Agreements, the obligations under any Specified Cash Management Services Agreements and the obligations under certain other parity indebtedness permitted to be incurred under the Indenture. See "—Security." For purposes of this "Description of Notes" section, except for the covenant described under "—Certain Covenants—Limitations on Incurrence of Indebtedness," references to the Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder's Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the "Paying Agent") and registrar (the "Registrar") for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

        The Notes offered hereby will be general senior obligations of the Issuer. The Notes will rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future senior obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) will be a general senior obligation of the applicable Guarantor and will rank senior in right of payment to all existing and future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future senior obligations of such Guarantor that are not so subordinated. See "—Note Guarantees."

        The Notes will be secured, equally and ratably with all existing obligations of the Issuer and the Guarantors under the Credit Agreement and the Existing Notes. The sole collateral is a first-priority security interest on all shares of the capital stock of the Issuer. The security interest is subject to a number of important limitations and qualifications. See "—Security."

        The Collateral (as defined below) as of the Issue Date will be limited to a pledge by the Issuer's direct parent, Qurate Retail Group, Inc. (the "Parent Pledgor"), of all of the shares of our capital stock (the "Issuer Stock Collateral"), and will not include a lien on any of the Issuer's assets or assets of any of its subsidiaries. The Parent Pledgor will not be subject to the Indenture or to any of the restrictive covenants in the Indenture. After the Issue Date, if any of the Credit Agreement, the Existing Notes or any Permitted Parity Indebtedness were to benefit from a lien on any assets of the Issuer or any of its Restricted Subsidiaries then, subject to the provisions in "—Certain Covenants—Limitations on Liens," the Notes would also be secured, subject, as to priority and otherwise, to certain exceptions and subject to Permitted Liens, by a lien on any such assets (together with the Issuer Stock Collateral, the "Collateral"). The Credit Agreement does not provide for any circumstances in which a security interest in any assets of the Issuer or any of its subsidiaries must be pledged for the benefit of the lenders under the Credit Agreement. The Existing Notes also do not require any present or future security interest in any assets of the Issuer or any of its subsidiaries. It is unlikely that the holders of the Notes will ever have the benefit of a lien on any Collateral consisting of assets of the Issuer or any of its subsidiaries.

        As of June 30, 2020, after giving effect to the issuance of the Notes and the use of the net proceeds therefrom described in "Use of Proceeds" assuming all of the 2012 Notes are purchased in the tender offer, the Issuer and the Guarantors would have had total debt, other than finance lease obligations, of approximately $4.45 billion, consisting of (1) $500 million of Notes, (2) $3.95 billion of indebtedness outstanding under the Existing Notes, and (3) no amounts outstanding under the Credit Agreement (and no amounts borrowed by Zulily, LLC under the $400 million tranche of the Credit Agreement for which QVC and Zulily are jointly and severally liable) and $2.93 billion of availability under the Credit Agreement, all of which ranks (or will rank, if drawn) equally with the Notes in right of payment and would share ratably in the proceeds of the assets securing the Notes. See "Capitalization." Although the Indenture will contain limitations on the amount of additional Indebtedness and secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of such Indebtedness could be substantial. See "—Certain Covenants—Limitations on Incurrence of Indebtedness" and "—Limitations on Liens." As long as the Collateral includes no asset of the Issuer, the Notes, the Existing Notes, the Credit Agreement, any Specified Swap Agreements and any Specified Cash Management Services Agreements rank equally with all unsubordinated unsecured indebtedness and other obligations of the Issuer. See "—Security."

        The Notes and each Note Guarantee will be effectively subordinated to any obligations secured by Permitted Liens (other than any Permitted Parity Indebtedness), to the extent of the value of the assets of the Issuer and the relevant Guarantor that are subject to such Permitted Liens. As of June 30, 2020, the Issuer and the Guarantors had $14 million of finance lease obligations, all of which ranks equally in right of payment with the Notes offered hereby but is effectively senior to the Notes with respect to the assets securing such debt.

        Not all of our Subsidiaries will guarantee the Notes. Our Non-Material Domestic Subsidiaries, Unrestricted Subsidiaries and Foreign Subsidiaries will not be Guarantors. As a result, the Notes and each Note Guarantee will be structurally subordinated to all existing and future obligations, including Indebtedness, of these Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the Guarantors and the holders of Indebtedness of the Issuer and the Guarantors, including the Notes and the Note Guarantees. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. For the year ended December 31, 2019, net revenue for our non-guarantor Subsidiaries was $2.94 billion, which was 26.7% of our consolidated net revenue, and operating income for our non-guarantor Subsidiaries was $281 million, which was 21.2% of our consolidated operating income. For the six months ended June 30, 2020, net revenue for our non-guarantor Subsidiaries was $1.45 billion, which was 28.1% of our consolidated net revenue, and operating income for our non-guarantor Subsidiaries was $135 million, which was 20.7% of our consolidated operating income. As of June 30, 2020, our non-guarantor Subsidiaries had $2.79 billion of assets, which was 19.4% of our consolidated assets. As of June 30, 2020, our non-guarantor Subsidiaries had $782 million of obligations (consisting predominantly of trade payables, operating lease liabilities, certain other liabilities and no indebtedness for borrowed money), all of which would be structurally senior to the Notes.

Note Guarantees

        The Issuer's obligations under the Notes and the Indenture will be jointly and severally guaranteed (the "Note Guarantees") by each Material Domestic Subsidiary, any Subsidiary that guarantees the obligations under the Credit Agreement or any Permitted Parity Indebtedness and any other Restricted Subsidiary that the Issuer shall otherwise cause to become a Guarantor pursuant to the terms of the Indenture. Our Non-Material Domestic Subsidiaries, Unrestricted Subsidiaries and Foreign Subsidiaries will not be Guarantors, and therefore the Notes and the related Note Guarantees will be structurally subordinated to all existing and future obligations of these Subsidiaries. The guarantees of the Existing Notes by the Guarantors are referred to herein as the "Existing Note Guarantees." See "—Ranking."

        As of the Issue Date, all of our Subsidiaries except QVC France SAS will be Restricted Subsidiaries. However, under the circumstances described below under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries," the Issuer will be permitted to designate any of its Subsidiaries, other than any Subsidiary that continues to guarantee the obligations under the Credit Agreement or Permitted Parity Indebtedness permitted to be incurred under the Indenture, as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" will be that:

  •
  an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

  •
  a Subsidiary that is a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture; and

  •
  the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

        The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement and the Existing Note Guarantees) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

        A Guarantor will be released from its obligations under its Note Guarantee and its obligations under the Indenture:

  (1)
  in the event of dissolution of such Guarantor;

  (2)
  if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

  (3)
  upon the release or discharge of the guarantee by such Guarantor of the Credit Agreement or such other indebtedness that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such other guarantee.

        See "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

Security

  General

        On the Issue Date, the Collateral securing the Notes will be limited to the Issuer Stock Collateral. The security interest in the Collateral will be shared equally and ratably among the Notes (including Additional Notes, if any), the Existing Notes, the Credit Agreement, any Specified Swap Agreements, any Specified Cash Management Services Agreements and any other Indebtedness permitted by the Indenture that in the future is secured by the Collateral. See "—Certain Covenants—Limitations on Incurrence of Indebtedness" and "—Limitations on Liens." Any Collateral in addition to the Issuer Stock Collateral will be subject to the provisions of the applicable Security Documents. It is unlikely that the holders of the Notes will ever have the benefit of a lien on any Collateral consisting of assets of the Issuer or any of its Restricted Subsidiaries.

  Issuer Stock Collateral

        The Issuer Stock Collateral is pledged pursuant to a pledge agreement between the Parent Pledgor and the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement and the holders of the Existing Notes. The Collateral Agent will enter into an amended and restated pledge agreement (the "Parent Pledge Agreement") concurrently with the issuance of the Notes on the Issue Date to add the holders of the Notes as Secured Parties. This security interest will secure the payment and performance when due of all of the obligations of the Issuer under the Notes, the Indenture and the Parent Pledge Agreement. This security interest will also continue to secure the obligations under the Existing Notes and the Credit Agreement on an equal and ratable basis, and may in the future secure other Indebtedness permitted to be incurred under the Indenture on an equal and ratable basis. See "—Ranking."

        The Collateral Agent will determine the time and method by which the security interest in the Issuer Stock Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the Parent Pledge Agreement and to exercise and enforce all privileges, rights and remedies thereunder, including to take or retake control or possession of the Issuer Stock Collateral and hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate the Issuer Stock Collateral, including, without limitation, following the occurrence of an Event of Default under the Indenture. Prior to the repayment in full in cash of all obligations under the Credit Agreement, neither the Trustee nor the Holders of the Notes will be entitled to exercise or be entitled to participate in providing instructions in respect of remedies and enforcement to the Collateral Agent, including the right to enforce the actions pursuant to the Parent Pledge Agreement, request any action, institute proceedings, give any instructions or notices, make any election, make collections, sell or otherwise foreclose on any portion of the Issuer Stock Collateral or receive any payment (except for the right to receive payments as expressly set forth under the Parent Pledge Agreement).

        Under the Parent Pledge Agreement, the Collateral Agent's obligations to the Trustee and the Holders of Notes (collectively, the "Indenture Secured Parties") are limited to holding the Issuer Stock Collateral for the ratable benefit of the Indenture Secured Parties, enforcing the rights of the Indenture Secured Parties (in their capacity as such) with respect to the Issuer Stock Collateral, and distributing to the Secured Parties any proceeds received from the sale, collection or realization of the Issuer Stock Collateral.

        In addition, none of the Collateral Agent, any lender or agent under the Credit Agreement, any provider of hedges under Specified Swap Agreements or any provider of services under Specified Cash Management Services Agreements will be liable to the Trustee or the Holders of Notes for any actions with respect to the creation, perfection or continuation of the security interests on the Issuer Stock Collateral, actions with respect to the occurrence of a default or an event of default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, of the Issuer Stock Collateral, actions with respect to the collection of any claim for all or any part of the obligations under the Notes from any debtor, guarantor or any other party or the valuation, use or protection of the Issuer Stock Collateral.

        Subject to the terms of the Parent Pledge Agreement, the Parent Pledgor will have the right to remain in possession and retain exclusive control of the Issuer Stock Collateral and to collect, invest and dispose of any income therefrom. Unless an event of default has occurred with respect to any obligations secured by the Parent Pledge Agreement and the Collateral Agent has given notice of its intent to exercise rights against the Issuer Stock Collateral, the Parent Pledgor will have the right to receive dividends paid in respect of the shares constituting the Issuer Stock Collateral and to exercise all voting rights with respect to the shares constituting Issuer Stock Collateral.

  Sufficiency of Collateral

        The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the retail industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral will also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

  Certain Bankruptcy Limitations

        The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default may be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Parent Pledgor, the Issuer or any Guarantor prior to the Collateral Agent's having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the U.S. bankruptcy code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

        If any Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay any amount to the estate of the Issuer or any Guarantor (or any trustee, receiver or similar person therefor) because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any such amount (a "Recovery"), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties to the applicable Security Document, the obligations owing to such party shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred, and such Secured Party shall be entitled to a reinstatement of obligations with respect to all such recovered amounts and shall have all rights as a Secured Party under the Security Documents with respect thereto.

        In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The U.S. bankruptcy code permits only the payment and/or accrual of post-petition interest, costs and attorneys' fees to a secured creditor during a debtor's bankruptcy case to the extent the value of such creditor's interest in the Collateral owned by such debtor is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

        Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

  Release of Issuer Stock Collateral

        The Parent Pledgor will be entitled to the release of the Issuer Stock Collateral from the Liens securing the Notes and the Note Guarantees under any one or more of the following circumstances:

  (1)
  concurrently with any release of the Issuer Stock Collateral under the Credit Agreement and the Existing Notes; or

  (2)
  as described under "—Amendment, Supplement and Waiver."

        The Liens on the Issuer Stock Collateral will also be released upon (i) payment in full of the principal of, together with accrued and unpaid interest, on the Notes and all other Obligations under the Indenture, the Note Guarantees and the Parent Pledge Agreement that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under "—Legal Defeasance and Covenant Defeasance" or a discharge of the Indenture as described below under "—Satisfaction and Discharge."

        Any certificate or opinion required by Section 314(d) of the Trust Indenture Act in connection with obtaining the release of the Issuer Stock Collateral may be made by an Officer of the Issuer, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

        Notwithstanding anything to the contrary in this "Description of Notes" section, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine in good faith, based on the advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or the relevant portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Issuer Stock Collateral.

Mandatory Redemption

        The Issuer will not be required to redeem the Notes prior to maturity. However, we may at any time and from time to time purchase Notes in the open market or otherwise as described under "—Change of Control" and "—Optional Redemption."

Optional Redemption

        The Notes are redeemable at the Issuer's election, in whole or in part at any time upon not less than 15 nor more than 60 days' notice. The redemption price for the Notes that are redeemed before the date that is three months prior to maturity will be equal to the greater of:

  •
  100% of the aggregate principal amount of the Notes to be redeemed, or

  •
  as determined by an Independent Investment Banker, the sum of the present values of (i) the remaining scheduled payments of principal and (ii) all required interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) to the date that is three months prior to maturity discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus            basis points,

plus, in either of the above cases, accrued and unpaid interest to the date of redemption of the Notes to be redeemed.

        The redemption price for the Notes that are redeemed on or after the date that is three months prior to maturity will be equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to the date of redemption, and will not include a "make-whole" premium.

        "Adjusted Treasury Rate" means, with respect to any redemption date:

  •
  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

  •
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the

    Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date. Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities ("Remaining Life").

        "Comparable Treasury Price" means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means any primary U.S. Government securities dealer in New York City selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portion thereof called for redemption.

  Selection and Notice of Redemption

        In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.

        Notice of redemption will be mailed by first-class mail at least 15 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

        Notice of any redemption of Notes may, at the Issuer's discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the

Issuer's discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed.

Change of Control

        If a Change of Control Triggering Event (as defined below) occurs with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes as described above, the Issuer will be required to make an offer to repurchase all or, at the Holder's option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of each Holder's Notes pursuant to a Change of Control Offer (as defined below).

        In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes to be purchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the "Change of Control Payment").

        Within 30 days following any Change of Control Triggering Event with respect to the Notes, the Issuer will be required to mail a notice to Holders of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes (a "Change of Control Offer") on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

        On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

  •
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

        The Paying Agent will be required to promptly pay, to each Holder who properly tendered Notes, the purchase price for such Notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Issuer will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

        The Issuer shall comply with the requirements of applicable securities laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions contained in the Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations regarding the Change of Control Offer by virtue of this compliance.

        For purposes of the repurchase provisions of the Notes, the following terms will be applicable:

  (i)
  "Below Investment Grade Rating Event" means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing 60 days prior to the date of the first public notice of an arrangement that could result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of "Change of Control Triggering Event" hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of Notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event);

  (ii)
  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control;

  (iii)
  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) if by Moody's and BBB– (or the equivalent) if by Standard & Poor's;

  (iv)
  "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business;

  (v)
  "Rating Agencies" means (1) each of Moody's and Standard & Poor's; and (2) if any of Moody's or Standard & Poor's ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, that the Issuer selects (as certified by an Officer of ours) as a replacement agency for Moody's or Standard & Poor's, or both of them, as the case may be; and

  (vi)
  "Standard & Poor's" means Standard & Poor's Financial Services, LLC and any successor to its rating agency business.

Certain Covenants

        The Indenture will contain, among others, the following covenants:

  Limitations on Incurrence of Indebtedness

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Restricted Subsidiary may incur additional Indebtedness, in each case, if, after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the "Coverage Ratio Exception").

        Notwithstanding the above, each of the following shall be permitted (the "Permitted Indebtedness"):

  (1)
  Indebtedness of the Issuer and any Guarantor under the Credit Facilities in an aggregate amount at any time outstanding not to exceed $5.0 billion;

  (2)
  the Notes and the Note Guarantees;

  (3)
  Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clause (1), (2) or (4)), including the Existing Notes and the Existing Note Guarantees;

  (4)
  (x) Indebtedness of the Issuer or any Restricted Subsidiary owed to any other Restricted Subsidiary or the Issuer and (y) guarantees by any Restricted Subsidiary or the Issuer of any Indebtedness of the Issuer or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, as applicable, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (4);

  (5)
  Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

  (6)
  Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $100.0 million;

  (7)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

  (8)
  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

  (9)
  Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above or this clause (9);

  (10)
  indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Issuer or any Restricted Subsidiary shall not be permitted under this clause (10) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (10) shall at no time exceed the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

  (11)
  Indebtedness of Subsidiaries that are not Guarantors if, after giving effect to such incurrence and the application of the proceeds thereof, the aggregate principal amount of such indebtedness does not exceed $425.0 million (less the amount of any Indebtedness secured by a Lien permitted under clause (23) of the definition of "Permitted Liens" which Indebtedness is not incurred pursuant to this clause (11)); and

  (12)
  Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $250.0 million at any time outstanding.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described and may later reclassify any item of Indebtedness described in clauses (1) through (12) above (provided that at the time of reclassification it meets the criteria in such category or categories), except that Indebtedness outstanding under the Credit Agreement shall be deemed to have been incurred under clause (1) above. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

  Limitations on Restricted Payments

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment:

  (1)
  no Default shall have occurred and be continuing or shall occur as a consequence thereof; and

  (2)
  after giving effect to such incurrence and the application of proceeds therefrom the Consolidated Leverage Test would be satisfied.

        The foregoing provisions will not prohibit:

  (1)
  the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

  (2)
  the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (provided that any transfers of the Equity Interests of the Issuer will be subject to the provisions of the Parent Pledge Agreement);

  (3)
  the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (provided that any transfers of the Equity Interests of the Issuer will be subject to the provisions of the Parent Pledge Agreement), (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under "—Limitations on Incurrence of Indebtedness" and the other terms of the Indenture or (c) upon a Change of Control or in connection with a sale of assets to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with the covenants described under "—Change of Control" and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

  (4)
  (x) prior to the consummation of an initial public offering, payments to permit Parent, and which are used by Parent or (y) after the consummation of an initial public offering, payments used by the Issuer, to redeem Equity Interests of Parent or the Issuer, as the case may be, held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $25.0 million during any twelve consecutive months;

  (5)
  payments permitted pursuant to clause (3) of the covenant described under "—Limitations on Transactions with Affiliates";

  (6)
  repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof;

  (7)
  [Reserved];

  (8)
  payments by the Issuer to Parent or its subsidiaries to the extent necessary to pay principal and interest when due in respect of Indebtedness of Parent and its subsidiaries;

  (9)
  Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for directors, management, employees or consultants of the Issuer and its Subsidiaries; or

  (10)
  other Restricted Payments in an aggregate amount from and after the Issue Date not to exceed $50.0 million;

provided that in the case of any Restricted Payment pursuant to clause (3), (8) or (10) above, no Default shall have occurred and be continuing or occur as a consequence thereof.

        For purposes of determining compliance with this covenant, (i) in the event that a proposed Restricted Payment or Permitted Investment (or a portion thereof) meets one or more of the clauses or subclauses of (1) through (10) of the second paragraph of this covenant, one or more of the clauses or subclauses of the definition of "Permitted Investment" or is entitled to be made pursuant to the first paragraph of this covenant, the Issuer or any of its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among one or more of the clauses or subclauses of (1) through (10) of the second paragraph of this covenant, one or more of the clauses or subclauses in the definition of "Permitted Investment" or the first paragraph of this covenant and (ii) any Restricted Payment or Permitted Investment (or a portion thereof) originally made pursuant to one or more of the clauses or subclauses (1) through (10) of the second paragraph of this covenant, one or more of the clauses or subclauses of the definition of "Permitted Investment" or pursuant to the first paragraph of this covenant may later be reclassified by the Issuer or any of its Restricted Subsidiaries such that it will be deemed as having been made pursuant to the first paragraph of this covenant, one or more of the clauses or subclauses of the definition of "Permitted Investment" or one or more of the clauses or subclauses of (1) through (10) of the second paragraph of this covenant, as applicable, to the extent that such reclassified Restricted Payment or Permitted Investment could be made pursuant to such paragraph or clause or subclause at the time of such reclassification.

        For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

  Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (a)
  pay dividends or make any other distributions on or in respect of its Equity Interests held by the Issuer or any Restricted Subsidiary;

  (b)
  make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

  (c)
  transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

  (1)
  encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

  (2)
  encumbrances or restrictions existing under the Indenture, the Notes, the Note Guarantees and the Security Documents;

  (3)
  non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

  (4)
  encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement, the Existing Notes Indentures, the Existing Notes and the Existing Note Guarantees) as in effect on that date;

  (5)
  restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

  (6)
  restrictions imposed under any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;

  (7)
  encumbrances or restrictions imposed under any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired and encumbrances or restrictions imposed under any agreement of any Person that becomes a Restricted Subsidiary; provided that such encumbrances or restrictions are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary;

  (8)
  any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

  (9)
  customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture, corporation or similar Person or assets of such entities;

  (10)
  Purchase Money Indebtedness incurred in compliance with the covenant described under "—Limitations on Incurrence of Indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired;

  (11)
  restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

  (12)
  any encumbrances or restrictions imposed by any amendments, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments, replacements or refinancings are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendment, replacement or refinancing; and

  (13)
  any encumbrances or restrictions solely in favor of the Issuer and/or Restricted Subsidiaries.

  Limitations on Transactions with Affiliates

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction") involving aggregate payments or consideration in excess of $50.0 million, unless such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary.

        The foregoing restrictions shall not apply to:

  (1)
  transactions between or among the Issuer and its Restricted Subsidiaries not involving any other Affiliate;

  (2)
  reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and Stock Compensation Plans) and indemnification arrangements and reasonable payments to Affiliates in consideration for securities issued in connection therewith;

  (3)
  transactions pursuant to the Tax Liability Allocation and Indemnification Agreement;

  (4)
  loans and advances permitted by clause (3) of the definition of "Permitted Investments";

  (5)
  Restricted Payments of the type described in clause (1), (2) or (4) of the definition of "Restricted Payment" and which are made in accordance with the covenant described under "—Limitations on Restricted Payments";

  (6)
  (x) any agreement in effect on the Issue Date and disclosed in this prospectus supplement, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

  (7)
  any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

  (8)
  ordinary overhead arrangements in which any Subsidiary participates;

  (9)
  (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests; and

  (10)
  transactions between the Issuer and/or any of the Restricted Subsidiaries, on the one hand, and Zulily, LLC and/or any of its Subsidiaries, on the other hand, if after giving pro forma effect to any such transaction, no Default shall have occurred and be continuing and the Consolidated Leverage Test would be satisfied.

  Limitations on Liens

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets (including Equity Interests of a Restricted Subsidiary) of the Issuer or any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness, Hedging Obligations or trade payables.

        The foregoing shall not apply to Liens on Collateral to secure Indebtedness ("Permitted Parity Indebtedness") in an aggregate principal amount not exceeding $5.0 billion that is secured by a Lien that is equal and ratable with or junior to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders with respect to the Notes and the Note Guarantees; provided that, the Notes may be restricted from participating in providing instructions in respect of remedies and enforcement to the Collateral Agent with respect to the Collateral; provided further that, when there is no Credit Agreement outstanding, Liens incurred pursuant to this paragraph in favor of holders of Permitted Parity Indebtedness that ranks pari passu with the Notes may be entitled to participate in providing instructions in respect of remedies and enforcement to the Collateral Agent with respect to the Collateral ratably with the holders of any other such Indebtedness and the Holders of the Notes in proportion to the amount of obligations under such Indebtedness.

  Limitations on Designation of Unrestricted Subsidiaries

        The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation; and

  (2)
  at the time of and immediately after giving effect to such Designation, the Consolidated Leverage Test would be satisfied.

        No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt and other obligations arising by operation of law, including joint and several liability for taxes, ERISA obligations and similar items, except, in each case, pursuant to Investments which are made in accordance with the covenant described under "—Limitations on Restricted Payments";

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding comply with the covenant described above under "—Limitations on Transactions with Affiliates";

  (3)
  is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results, except, in each case, pursuant to Investments which are made in accordance with the covenant described under "—Limitations on Restricted Payments"; and

  (4)
  will not become a Subsidiary of the Issuer or its other Subsidiaries (other than another Unrestricted Subsidiary) where the Issuer or such other Subsidiary will become a general partner of any such Subsidiary.

        If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture on the date that is 30 days after the Issuer or any Restricted Subsidiary has obtained knowledge of such failure (unless such failure has been cured by such date), and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under "—Limitations on Incurrence of Indebtedness" or the Lien is not permitted under the covenant described under "—Limitations on Liens," the Issuer shall be in default of the applicable covenant.

        The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

  (2)
  all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

        All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer and an Officer's Certificate certifying compliance with the foregoing provisions delivered to the Trustee.

  Limitations on Sale and Leaseback Transactions

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

  (1)
  such Sale and Leaseback Transaction involves a lease for a term of not more than three years;

  (2)
  such Sale and Leaseback Transaction is between the Issuer and one of its Restricted Subsidiaries or between any of the Issuer's Restricted Subsidiaries;

  (3)
  the Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under "—Limitations on Incurrence of Indebtedness" and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to the covenant described under "—Limitations on Liens" or the lease in the Sale and Leaseback Transaction is not a capital lease and, upon its incurrence, such arrangements outstanding shall not be in excess of 25% of Consolidated Net Tangible Assets at any one time outstanding; or

  (4)
  the Issuer or such Restricted Subsidiary applies an amount equal to the net proceeds of such Sale and Leaseback Transaction within 365 days after such Sale and Leaseback Transaction to the retirement or other discharge of Indebtedness of the Issuer or a Restricted Subsidiary.

  Limitations on Mergers, Consolidations, etc.

        The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

  (1)
  either:

  (a)
  the Issuer will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and the Indenture;

  (2)
  immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

  (3)
  immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Leverage Test would be satisfied.

        For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

        Except as provided in the fourth paragraph under "—Note Guarantees," no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

  (1)
  either:

  (a)
  such Guarantor will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Security Documents; and

  (2)
  immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer or Guarantor in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

        Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary; provided if such Restricted Subsidiary is a Guarantor, that the surviving entity remains or becomes a Guarantor.

  Additional Note Guarantees

        If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly Redesignated Restricted Subsidiary) becomes a Material Domestic Subsidiary, (b) any Restricted Subsidiary (including any newly formed, newly acquired or newly Redesignated Restricted Subsidiary) guarantees any Indebtedness under the Credit Agreement or any Permitted Parity Indebtedness or (c) the Issuer otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

  (1)
  execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

  (2)
  deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms (subject to customary qualifications).

  Conduct of Business

        The Issuer will not, and will not permit any Restricted Subsidiary to, change its line of business conducted by the Issuer and its Restricted Subsidiaries on the Issue Date (other than businesses incidental, complementary, similar, related or ancillary thereto and reasonable extensions thereof).

  Reports

        The Indenture will provide that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC:

  (1)
  within the time period specified in the SEC's rules and regulations for a non-accelerated filer, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

  (2)
  within the time period specified in the SEC's rules and regulations for a non-accelerated filer, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

  (3)
  promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC's rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

  (4)
  any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, including by posting such reports on the primary website of the Issuer or its Subsidiaries, in addition to providing such information to the Trustee and the Holders, in the case of Form 10-K within 30 days, and in each other case within 15 days, after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act as a non-accelerated filer.

        In the event that:

  (a)
  the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity's level on a consolidated basis and

  (b)
  such parent entity of the Issuer is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer,

such consolidated reporting at such parent entity's level in a manner consistent with that described in this covenant for the Issuer will satisfy this covenant.

        In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no obligation to determine whether or not the Issuer shall have made such filings.

        In the event that any direct or indirect parent of the Issuer is or becomes a Guarantor, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer and the Subsidiaries of the Issuer on a stand-alone basis, on the other hand.

  Limitations on Asset Sales

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

  (1)
  at the time of such transaction (or, if earlier, the date of the commitment to enter into such transaction) and after giving effect thereto and to the use of proceeds thereof, (a) no Default shall have occurred and be continuing, and (b) the Consolidated Secured Leverage Ratio is no greater than 3.50 to 1.00; and

  (2)
  if such Asset Sale involves the disposition of Collateral, the Issuer or such Subsidiary has complied with the provisions of the Indenture and the Security Documents.

  Payment for Consent

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Fall-Away Event

        If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Moody's and Standard & Poor's, and the Issuer has delivered written notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under the Indenture, then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the ratings of the Notes or the occurrence of any Default, the covenants specifically listed under the following captions in this "Description of Notes" section will no longer be applicable to the Notes (collectively, the "Terminated Covenants"):

        (1)   "—Limitations on Incurrence of Indebtedness";

        (2)   "—Limitations on Restricted Payments";

        (3)   "—Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries";

        (4)   "—Limitations on Asset Sales";

        (5)   clause (3) under "—Limitations on Mergers, Consolidations, etc."; and

        (6)   "—Limitations on Transactions with Affiliates."

        No Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture or the Notes with respect to the Terminated Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Notes attain Investment Grade Ratings, regardless of whether such actions or event would have been permitted if the applicable Terminated Covenants remained in effect.

        There can be no assurance that the Notes will ever achieve Investment Grade Ratings.

Events of Default

        Each of the following will constitute an "Event of Default" under the Indenture:

  (1)
  failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

  (2)
  failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

  (3)
  failure by the Issuer to comply with any of its agreements or covenants described above under "—Certain Covenants—Limitations on Mergers, Consolidations, etc." or in respect of its obligations to make a Change of Control Offer as described under "—Change of Control";

  (4)
  failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 30 days after written notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes;

  (5)
  default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

  (a)
  is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

  (b)
  results in the acceleration of such Indebtedness prior to its express final maturity, or

  (c)
  results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or the applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $100.0 million or more (and provided that, for purposes of this clause (5) only, "Indebtedness" shall include any Hedging Obligations with the "principal amount" of any Hedging Obligations at any time being the maximum aggregate amount (giving effect to any netting agreements) that the Issuer or such Restricted Subsidiary would be required to pay if the agreement with respect to such Hedging Obligations terminated at such time);

  (6)
  one or more judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (7)
  the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

  (a)
  commences a voluntary case,

  (b)
  consents to the entry of an order for relief against it in an involuntary case,

  (c)
  consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

  (d)
  makes a general assignment for the benefit of its creditors;

  (8)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  (a)
  is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

  (b)
  appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

  (c)
  orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

  (9)
  any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee);

  (10)
  (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture and the Security Documents, (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction (other than by reason of release in accordance with the terms of the Indenture and the Security Documents) or (c) the Issuer, any Guarantor, the Parent Pledgor or any of their respective Affiliates asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable; or

  (11)
  the Parent Pledgor shall fail to observe or perform any covenant, condition or agreement contained in the Parent Pledge Agreement and such failure shall continue unremedied for a period of 30 days after notice thereof from the Collateral Agent to the Parent Pledgor.

        If an Event of Default specified in clause (7) or (8) with respect to the Issuer or any Guarantor occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer or any Guarantor), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon any such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest have been cured or waived as provided in the Indenture.

        The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders of such Notes written notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with "—Certain Covenants—Limitations on Mergers, Consolidations, etc.," the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

        No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

  (1)
  has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes;

  (2)
  has been offered indemnity satisfactory to it in its reasonable judgment; and

  (3)
  has not received from the Holders of a majority in aggregate principal amount of the Notes a direction inconsistent with such request.

        However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "—Events of Default" section).

        The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

        The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to:

  (1)
  rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

  (2)
  the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

  (3)
  the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer's obligation in connection therewith, and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes,

  (2)
  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

  (a)
  the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

  (b)
  since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

    in either case to the effect that, and based thereon the opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

  (3)
  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

  (4)
  no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

  (5)
  the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

  (6)
  the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

  (7)
  the Issuer shall have delivered to the Trustee an Officer's Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officer's Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

  (1)
  all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

  (2)
  (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under "—Optional Redemption," and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders of such Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

  (b)
  the Issuer has paid all sums payable by it under the Indenture with respect to the Notes, and

    (c)
    the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

        A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

        The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

        Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Furthermore, without the consent of each Holder affected, no amendment or waiver may:

  (1)
  reduce, or change the maturity of, the principal of any Note;

  (2)
  reduce the rate of or extend the time for payment of interest on any Note;

  (3)
  reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under "—Change of Control," except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

  (4)
  make any Note payable in money or currency other than that stated in the Notes;

  (5)
  modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

  (6)
  reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

  (7)
  waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

  (8)
  impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

  (9)
  release any Guarantor that is a Material Domestic Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture, or amend the definition of Material Domestic Subsidiary in a manner adverse to Holders; or

  (10)
  make any change in these amendment and waiver provisions.

        In addition, without the consent of at least 66 2/3% in aggregate principal amount of Notes then outstanding, no amendment, supplement or waiver may modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in each case in any manner that materially and adversely affects the rights of the Holders to equally and ratably share in the Liens provided for in the Security Documents in a manner that is materially disproportionate to the effect of such amendment, supplement or waiver on the holders of the other obligations secured by the Security Documents.

        Notwithstanding the foregoing, the Issuer and the Trustee (or, in the case of Security Documents, the Collateral Agent) may amend the Indenture, the Security Documents, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuer's or a Guarantor's obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with "—Certain Covenants—Limitations on Mergers, Consolidations, etc."; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to make any change that does not materially adversely affect the rights of any Holder; in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act; to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Collateral Agent for the benefit of the Holders of the Notes as additional security for the payment and performance of all or any portion of the obligations under the Notes and the Indenture in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise; to add or remove Secured Parties (or any agent acting on their behalf) to any Security Documents or to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture; and to conform the text of the Indenture, the Security Documents, the Note Guarantees or the Notes to any provision of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a recitation of a provision of the Indenture, the Security Documents, the Note Guarantees or the Notes. The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

        U.S. Bank National Association will be the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

        The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

        "2012 Notes" means the 5.125% Senior Secured Notes due 2022 issued by the Issuer on July 2, 2012.

        "2012 Notes Indenture" means the indenture governing the 2012 Notes dated as of July 2, 2012, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

        "2013 Notes" means the 4.375% Senior Secured Notes due 2023 and the 5.950% Senior Secured Notes due 2043 issued by the Issuer on March 18, 2013.

        "2013 Notes Indenture" means the indenture governing the 2013 Notes dated as of March 18, 2013, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

        "2014 Notes" means (i) the 4.850% Senior Secured Notes due 2024 issued by the Issuer on March 18, 2014 and (ii) the 4.45% Senior Secured Notes due 2025 and the 5.45% Senior Secured Notes due 2034 issued by the Issuer on August 21, 2014.

        "2014 Notes Indentures" means (i) the indenture governing the 4.850% Senior Secured Notes due 2024 dated as of March 18, 2014, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and (ii) the indenture governing the 4.45% Senior Secured Notes due 2025 and the 5.45% Senior Secured Notes due 2034 dated as of August 21, 2014, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

        "2018 Notes" means the 6.375% Senior Secured Notes due 2067 issued by the Issuer on September 13, 2018.

        "2018 Notes Indenture" means the indenture governing the 2018 Notes, the 2019 Notes and the 2020 Notes dated as of September 13, 2018, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

        "2019 Notes" means the 6.250% Senior Secured Notes due 2068 issued by the Issuer on November 26, 2019.

        "2020 Notes" means the 4.75% Senior Secured Notes due 2027 issued by the Issuer on February 4, 2020.

        "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

        "Affiliate" of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.

        "Affiliated Persons" means, with respect to any specified Person, (a) such specified Person's parents, spouse, siblings, descendants, stepchildren, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

        "amend" means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and "amendment" shall have a correlative meaning.

        "asset" means any asset or property.

  "Asset Acquisition" means

  (1)
  an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or

  (2)
  the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

  (1)
  transfers of cash or Cash Equivalents;

  (2)
  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under "—Certain Covenants—Limitations on Mergers, Consolidations, etc.";

  (3)
  Permitted Investments and Restricted Payments permitted under the covenant described under "—Certain Covenants—Limitations on Restricted Payments";

  (4)
  the creation of or realization on any Lien permitted under the Indenture;

  (5)
  transfers of inventory and damaged, worn out or obsolete equipment or assets that are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

  (6)
  sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;

  (7)
  any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $50.0 million; and

  (8)
  Asset Sales by the Issuer or any Restricted Subsidiary to any other Restricted Subsidiary or the Issuer.

        "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, any duly authorized committee of such body.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of the Issue Date shall be deemed an operating lease and not a Capitalized Lease Obligation for all purposes under the Indenture.

        "Cash Equivalents" means:

  (1)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

  (2)
  certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof;

  (3)
  commercial paper of an issuer rated at least A-1 by Standard & Poor's or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

  (4)
  repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

  (5)
  securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor's or A by Moody's;

  (6)
  securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition;

  (7)
  money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition;

  (8)
  money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor's or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and

  (9)
  in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

        "Cash Management Services Agreement" means any agreement with respect to any of the following bank services: (1) commercial credit cards, other commercial cards, purchase cards and merchant card services, (2) stored value cards, (3) treasury management services or other payment services (including, without limitation, electronic payment services, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

        "Change of Control" means the occurrence of any of the following events:

  (1)
  the acquisition of beneficial ownership by any person or group (excluding any Permitted Holder or group Controlled by any Permitted Holder) of more than 30% of the aggregate voting power of all outstanding classes or series of the Issuer's voting stock and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of the Issuer's voting stock beneficially owned by the Permitted Holders collectively, and either (a) such person or group does not have on the date of such acquisition or within 45 days thereafter (i) an investment grade corporate family rating by Moody's or Standard & Poor's or (ii) a corporate family rating equal to or better than Qurate Retail's rating with Moody's or Standard and Poor's or (b) on any day until the date that is six months after the date of such acquisition, the Issuer is rated by one of Moody's or Standard & Poor's and the rating assigned by either of them is not an Investment Grade Rating; or

  (2)
  the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

        For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

        "Collateral" has the meaning set forth under "—Ranking."

        "Collateral Agent" means JPMorgan Chase Bank, N.A. in its capacity as collateral agent under the Security Documents and any successors or new collateral agents in such capacity.

        "Consolidated Amortization Expense" for any period means the amortization expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Cash Flow" for any period means, without duplication, the sum of the amounts for such period of

  (1)
  Consolidated Net Income, plus

  (2)
  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

  (a)
  Consolidated Income Tax Expense,

  (b)
  Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

  (c)
  Consolidated Depreciation Expense,

  (d)
  Consolidated Interest Expense, and

  (e)
  stock compensation, as reported in the Issuer's financial statements,

in each case determined on a consolidated basis in accordance with GAAP; provided that

  (i)
  the aggregate amount of all other non-cash charges, expenses or losses reducing such Consolidated Net Income (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to writeoffs, writedowns or reserves with respect to accounts or inventory) for such period, and

  (ii)
  the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period will, in each case, be excluded from Consolidated Net Income for purposes of this definition only.

        "Consolidated Depreciation Expense" for any period means the depreciation expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Income Tax Expense" for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Coverage Ratio" means the ratio of (i) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to (ii) Consolidated Interest Expense for such Four-Quarter Period. For purposes of this definition, Consolidated Cash

Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

  (2)
  any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition or as a result of a Redesignation) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

        In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

  (a)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (b)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

  (c)
  notwithstanding clause (a) or (b) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations.

        "Consolidated Interest Expense" for any period means, without duplication, the total interest expense minus the total interest income of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and including, without duplication,

  (1)
  imputed interest on Capitalized Lease Obligations,

  (2)
  commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

  (3)
  the net costs associated with Hedging Obligations related to interest rates,

  (4)
  amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

  (5)
  the interest portion of any deferred payment obligations,

  (6)
  all other non-cash interest expense,

  (7)
  capitalized interest,

  (8)
  the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

  (9)
  all interest payable with respect to discontinued operations, and

  (10)
  all interest on any Indebtedness described in clause (6) or (7) of the definition of "Indebtedness."

        "Consolidated Leverage Ratio" means, at any date, the ratio of:

          (i)  Indebtedness of the Issuer and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) minus the amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries on a consolidated basis on such date to:

         (ii)  Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio.

        In the event that the Issuer or any of its Restricted Subsidiaries incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officer's Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

        "Consolidated Secured Leverage Ratio" means, at any date, the ratio of:

          (i)  Indebtedness of the Issuer and its Restricted Subsidiaries secured by the Collateral as of such date of calculation (determined on a consolidated basis in accordance with GAAP) plus Indebtedness of the Issuer and its Restricted Subsidiaries secured by any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary) as of such date of calculation (determined on a consolidated basis in accordance with GAAP) minus the amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries on a consolidated basis on such date to:

         (ii)  Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio.

        In the event that the Issuer or any of its Restricted Subsidiaries incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Secured Leverage Ratio is made, then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officer's Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

        "Consolidated Leverage Test" means, at any date, that the Consolidated Leverage Ratio is no greater than 3.50 to 1.00.

        "Consolidated Net Income" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

  (1)
  the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any Restricted Subsidiary during such period;

  (2)
  except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

  (3)
  any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) the sale of any financial or equity investment by the Issuer or any Restricted Subsidiary;

  (4)
  gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

  (5)
  gains and losses with respect to Hedging Obligations;

  (6)
  the cumulative effect of any change in accounting principles;

  (7)
  the net income (or loss) associated with minority interests in Restricted Subsidiaries that are not Wholly-Owned Restricted Subsidiaries; and

  (8)
  any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period.

        For the purpose of this definition of "Consolidated Net Income," "nonrecurring" means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

        "Consolidated Net Tangible Assets" means the total amount of assets (including investments in joint ventures) of the Issuer and its Restricted Subsidiaries after deducting therefrom (a) all current liabilities of the Issuer and its Restricted Subsidiaries and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and any other like intangibles of the Issuer and its Restricted Subsidiaries, all as set forth on the consolidated balance sheet of the Issuer for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Coverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under "—Certain Covenants—Limitations on Incurrence of Indebtedness."

        "Credit Agreement" means the Fourth Amended and Restated Credit Agreement dated December 31, 2018, by and among the Issuer and Zulily, LLC, as borrowers, the guarantors party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time.

        "Credit Facilities" means one or more (A) debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities (including, without limitation, the Notes), indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder).

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

        "Designation" has the meaning given to this term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "Disqualified Equity Interests" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if (1) the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under "—Change of Control," and (2) such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer's purchase of the Notes as required pursuant to the provisions described under "—Change of Control."

        "Domestic Subsidiary" means any Subsidiary of the Issuer organized under the laws of the United States, any state thereof or the District of Columbia.

        "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Existing Notes" means the 2012 Notes, each series of the 2013 Notes, each series of the 2014 Notes, the 2018 Notes, the 2019 Notes and the 2020 Notes.

        "Existing Note Guarantees" means the guarantees of the Existing Notes by the Guarantors.

        "Existing Notes Indentures" means the 2012 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indentures and the 2018 Notes Indenture.

        "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

        "Foreign Subsidiary" means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

        "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

        "Guarantors" means each Material Domestic Subsidiary of the Issuer on the Issue Date, and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

        "Holder" means any registered holder, from time to time, of the Notes.

        "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

        "Indebtedness" of any Person at any date means, without duplication:

  (1)
  all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or with respect to deposits or advances of any kind;

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions;

  (4)
  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

  (5)
  all Capitalized Lease Obligations of such Person;

  (6)
  all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

  (7)
  all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; and

  (8)
  all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

        The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

        "interest" means, with respect to the Notes, interest on the Notes.

        "Investment Grade Rating" has the meaning set forth under "—Change of Control."

        "Investments" of any Person means:

  (1)
  all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

  (2)
  all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

  (3)
  all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

  (4)
  the Designation of any Subsidiary as an Unrestricted Subsidiary.

        Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Fair Market Value of the Issuer's proportionate interest in such Unrestricted Subsidiary as of the date of such Unrestricted Subsidiary's designation as an Unrestricted Subsidiary. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer or Parent shall be deemed not to be Investments.

        "Issue Date" means the date on which the Notes are originally issued.

        "Issuer Stock Collateral" has the meaning set forth under "—Ranking."

        "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

        "Material Domestic Subsidiary" means any Domestic Subsidiary of the Issuer, as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements are available, that has assets (including Equity Interests in Subsidiaries) or revenues (including both third party and intercompany revenues) with a value in excess of 7.50% of the consolidated assets of the Issuer and its Domestic Subsidiaries or 7.50% of the consolidated revenues of the Issuer and its Domestic Subsidiaries; provided, that in the event Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 7.50% of the consolidated assets of the Issuer and its Domestic Subsidiaries or 7.50% of the consolidated revenues of the Issuer and its Domestic Subsidiaries as of the end of such fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Issuer (or, if the Issuer shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Issuer), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

        "Moody's" has the meaning set forth under "—Change of Control."

        "Non-Material Domestic Subsidiary" means any Domestic Subsidiary of the Issuer other than a Material Domestic Subsidiary.

        "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

  (1)
  as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, and

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Agreement, Existing Notes or Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

        "Officer's Certificate" means a certificate signed by an Officer.

        "Parent" means Qurate Retail.

        "Parent Pledge Agreement" has the meaning set forth under "—Security—Issuer Stock Collateral."

        "Parent Pledgor" has the meaning set forth under "—Ranking."

        "Permitted Holders" means any one or more of (a) Qurate Retail, (b) John C. Malone, (c) Greg Maffei, (d) each of the respective Affiliated Persons of the Persons referred to in clauses (b) and (c), and (e) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b), (c) and (d).

        "Permitted Investment" means:

  (1)
  Investments by the Issuer or any Restricted Subsidiary in any Restricted Subsidiary;

  (2)
  Investments in the Issuer by any Restricted Subsidiary;

  (3)
  loans and advances to directors, employees and officers of Parent (prior to the consummation of an initial public offering of the Issuer's Equity Interests) or the Issuer or any of the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent (prior to the consummation of an initial public offering of the Issuer's Equity Interests) or the Issuer (after the consummation of an initial public offering of the Issuer's Equity Interests) not in excess of $10.0 million at any one time outstanding;

  (4)
  cash and Cash Equivalents;

  (5)
  receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

  (6)
  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

  (7)
  Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with a sale of assets made in compliance with the covenant described under "—Certain Covenants—Limitations on Asset Sales";

  (8)
  lease, utility and other similar deposits in the ordinary course of business;

  (9)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

  (10)
  any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date; and

  (11)
  Investments, including in joint ventures of the Issuer or any of its Restricted Subsidiaries, not to exceed $100.0 million in the aggregate outstanding at any time.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or a Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (2)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent by more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (3)
  pledges and deposits made in the ordinary course of business in compliance with workers' compensation (or pursuant to letters of credit issued in connection with such workers' compensation compliance), unemployment insurance and other social security laws or regulations;

  (4)
  Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of- money bonds, letters of credit and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (5)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (6)
  judgment Liens not giving rise to an Event of Default;

  (7)
  easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;

  (8)
  Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed or the purchase of which is supported by such letters of credit and the proceeds and products thereof;

  (9)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

  (10)
  bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

  (11)
  leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

  (12)
  Liens arising from filing Uniform Commercial Code financing statements regarding leases;

  (13)
  [Reserved];

  (14)
  Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary in the ordinary course of business not for the purpose of speculation;

  (15)
  Liens existing on the Issue Date securing obligations outstanding on the Issue Date;

  (16)
  Liens in favor of the Issuer or a Guarantor;

  (17)
  Liens securing Purchase Money Indebtedness; provided that such Liens shall secure Capitalized Lease Obligations or be created within 90 days of the acquisition of such fixed or capital assets and shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

  (18)
  Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

  (19)
  deposits and other Liens securing credit card operations of the Issuer and its Subsidiaries, provided the amount secured does not exceed amounts owed by the Issuer and its Subsidiaries in connection with such credit card operations;

  (20)
  Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (17) and (18); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (17) and (18) such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

  (21)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (22)
  Interests of vendors in inventory arising out of such inventory being subject to a "sale or return" arrangement with such vendor or any consignment by any third party of any inventory; and

  (23)
  Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $150.0 million at any one time outstanding, so long as such Liens do not encumber Collateral consisting of assets of the Issuer or any Restricted Subsidiary.

        "Permitted Parity Indebtedness" has the meaning given to such term in the covenant described under "—Certain Covenants—Limitations on Liens."

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person other than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

        "principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

        "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that such Indebtedness is comprised of Capitalized Lease Obligations or (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

        "Qualified Equity Interests" of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

        "Qurate Retail" means Qurate Retail, Inc. (f/k/a Liberty Interactive Corporation), a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; and any subsequent successor (by merger, consolidation, transfer or otherwise) to all or substantially all of a successor's assets, provided, that if a Transferee Parent becomes the beneficial owner of all or substantially all of the equity securities of the Issuer then beneficially owned by Qurate Retail as to which Qurate Retail has dispositive power, the term "Qurate Retail" shall also mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets. "Transferee Parent" for this purpose means, in the event of any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of control) by Qurate Retail of a Person or Persons (a "Transferred Person") that hold equity securities of the Issuer beneficially owned by Qurate Retail, such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of such Transferred Person or its successor if immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person, successor or ultimate parent entity are beneficially owned by any combination of Qurate Retail, Persons who prior to such transaction were beneficial owners of a majority of, or a majority of the voting power of, the outstanding voting securities of Qurate Retail (or of any publicly traded class or series of voting securities of Qurate Retail designed to track the economic performance of a specified group of assets or businesses) or Persons who are Control Persons as of the date of such transaction or the last transaction in such series. "Control Person" for this purpose means each of (a) the Chairman of the Board of Qurate Retail, (b) the President of Qurate Retail, (c) any Executive Vice President or Senior Vice President of Qurate Retail, (d) each of the directors of Qurate Retail and (e) the respective Affiliated Persons of the Persons referred to in clauses (a) through (d).

        "Recovery" has the meaning set forth under "—Security—Certain Bankruptcy Provisions."

        "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of "—Optional Redemption."

        "Redesignation" has the meaning given to such term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "refinance" means to refinance, repay, prepay, replace, renew or refund.

        "Refinancing Indebtedness" means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the "Refinanced Indebtedness"); provided that:

  (1)
  the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

  (2)
  the obligor of Refinancing Indebtedness does not include any Person (other than the Issuer or any Restricted Subsidiary) that is not an obligor of the Refinanced Indebtedness;

  (3)
  if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

  (4)
  the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the final maturity date of the Notes; and

  (5)
  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the final maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the final maturity date of the Notes; provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, senior maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum.

        "Restricted Payment" means any of the following:

  (1)
  the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any such payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

  (2)
  the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, or any equity holder of the Issuer, including, without limitation, any payment in exchange for such Equity Interests in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

  (3)
  any Investment other than a Permitted Investment; or

  (4)
  any payment or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary).

        "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

        "Sale and Leaseback Transactions" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Party" means the lenders and the agents under the Credit Agreement, holders of Existing Notes, the trustee under the Existing Notes, providers of the Specified Swap Agreements, providers of the Specified Cash Management Services Agreements, the Trustee, the Holders, the Collateral Agent and any other party designated as an additional secured party under the Security Documents in accordance with the terms of the Security Documents, Indenture, the Credit Agreement or the Existing Notes Indentures.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Security Documents" means, collectively, the Parent Pledge Agreement and any other security agreement relating to the Collateral, each as in effect on the Issue Date (in the case of the Parent Pledge Agreement) and as any such Security Document may be amended, amended and restated, modified, renewed or replaced from time to time.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "—Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Specified Cash Management Services Agreement" means any Cash Management Services Agreement entered into by the Issuer or any of its subsidiaries and any Person that is a lender or an affiliate of a lender under the Credit Agreement at the time such Cash Management Services Agreement is entered into.

        "Specified Swap Agreement" means any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices existing on the Issue Date or entered into by the Issuer or any Guarantor and any Person that is a lender or an affiliate of a lender under the Credit Agreement at the time such Swap Agreement is entered into and is secured equally and ratably with such Credit Agreement pursuant to the terms of the Credit Agreement and Security Documents or any such agreement secured equally and ratably with any Credit Facility pursuant to the terms of such Credit Facility and Security Documents.

        "Standard & Poor's" has the meaning set forth under "—Change of Control."

        "Stock Compensation Plans" means compensation plans in connection with which the Issuer and its Subsidiaries make payments to Parent and its Affiliates in consideration for securities of Parent issued to employees of the Issuer and its Subsidiaries.

        "Subordinated Indebtedness" means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

        "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or the Subsidiaries shall be a Swap Agreement.

        "Tax Liability Allocation and Indemnification Agreement" means that certain Tax Liability Allocation and Indemnification Agreement entered into as of April 26, 2004 by and between Liberty Interactive LLC (f/k/a Liberty Media Corporation) and the Issuer, as amended, modified or replaced from time to time in a manner no less favorable to the Issuer than as in effect on the Issue Date; provided that such agreement may be amended from time to time in the future to permit Issuer to pay the portion of any additional consolidated, combined or similar income taxes payable by any direct or indirect parent of Issuer that are attributable to the income of Issuer and/or any of its Subsidiaries.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Unrestricted Subsidiary" means (1) QVC France SAS, (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries" and (3) any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

Book-Entry, Form and Delivery

Global Notes; Book-Entry Issuance

        The notes will initially be issued in the form of one or more fully registered "Global Notes," without interest coupons which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of its nominee, Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

        Investors may elect to hold interests in the Global Notes through either DTC (in the United States), Clearstream Banking, Société Anonyme or Euroclear Bank SA/NV, as operator of the Euroclear System (outside of the United States), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other hand, will be effected in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary.

        DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants, or "Direct Participants," deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or "DTCC."

        DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or "Indirect Participants." The rules applicable to DTC and its Direct Participants are on file with the Securities and Exchange Commission.

        Purchases of the notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note, or the "Beneficial Owner," is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC's records reflect only the identity of the Direct Participants to whose accounts the notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in the notes to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with the notes held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        None of the Company, the trustee, any depositary, or any agent of any of them will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Termination of a Global Note

        If a Global Note is terminated for any reason, interest in it will be exchanged for certificates in non-book-entry form as certificated securities. After such exchange, the choice of whether to hold the certificated notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a Global Note transferred on termination to their own names, so that they will be holders of the notes. See "—Form, Exchange and Transfer of Certificated Registered Securities."

Payment and Paying Agents

        We will pay interest to the person listed in the trustee's records as the owner of the notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the note on the interest payment date. Because we pay all the interest for an interest period to the holders on the record date, holders buying and selling the notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

  Payments on Global Notes

        We will make payments on the notes so long as they are represented by Global Notes in accordance with the applicable policies of the depositary in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interest in the Global Notes. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants.

  Payments on Certificated Securities

        In the event the notes become represented by certificates, we will make payments on the notes as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder of the note at his or her address shown on the trustee's records as of the close of business on the record date. We will make all payments of principal by check at the office of the trustee in the contiguous United States and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the note.

  Payment When Offices Are Closed

        If any payment is due on the notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

        Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the notes.

Form, Exchange and Transfer of Certificated Registered Securities

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notified us at any time that it is unwilling or unable to continue as depositary for the Global Notes;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act; or

  •
  an Event of Default with respect to such Global Note has occurred and is continuing.

        Holders may exchange their certificated securities for notes of smaller denominations or combined into fewer notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $2,000.

        Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering the notes in the name of holders transferring notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.

        Holders will not be required to pay a service charge for any registration of transfer or exchange of their certificated securities, but they may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

        If we redeem any of the notes, we may block the transfer or exchange of those notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to determine or fix the list of holders to prepare the mailing. We may also refuse to register transfer or exchanges of any certificated notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any note that will be partially redeemed.

 Certain U.S. Federal Income and Estate Tax Consequences

        The following is a summary of certain U.S. federal income and, in the case of certain non-U.S. holders (as defined below), estate tax consequences of the ownership and disposition of the notes described in this prospectus supplement. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury Regulations promulgated thereunder, judicial authorities and administrative pronouncements, in each case as of the date of this prospectus supplement, all of which are subject to change and different interpretations, possibly with retroactive effect. We cannot assure you that the U.S. Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described in this discussion or that a court would not sustain such challenge. We have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income and estate tax consequences of owning or disposing of the notes.

        This discussion does not purport to address all U.S. federal income and estate tax consequences that may be relevant to a holder in light of the holder's particular circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks or other financial institutions, insurance companies, regulated investment companies, tax-exempt entities, dealers in securities, partnerships or other pass- through entities (or investors in such entities), U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar, non-U.S. trusts and estates that have U.S. beneficiaries, persons subject to the alternative minimum tax, U.S. expatriates and former long-term residents of the U.S., U.S. holders that hold the notes through non-U.S. brokers or other non-U.S. intermediaries, persons required to report income with respect to the notes no later than such income is reported on their applicable financial statements, holders of existing 2022 notes purchased pursuant to the Tender Offer or redeemed in any subsequent optional redemption, or persons that hold the notes as part of a hedge, wash sale, conversion transaction, straddle or other risk reduction transaction. This discussion is limited to those holders that purchase the notes for cash in this offering at their initial offering price and that hold the notes as capital assets (generally, property held for investment). Moreover, this discussion does not address the tax consequences arising under any applicable state, local or non-U.S. tax laws or the application of any U.S. federal taxes other than U.S. federal income taxes and, to the extent specifically noted under "—Tax Consequences to Non-U.S. holders—Certain U.S. federal estate tax considerations," the federal estate tax (such as the federal gift tax or the Medicare tax on certain investment income).

        If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership considering an investment in the notes, you should consult your own tax advisor about the tax consequences of owning and disposing of the notes.

        Investors considering the purchase of notes should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situations and the applicability and effect of state, local or foreign tax laws and tax treaties.

Effect of Certain Contingent Payments

        In certain circumstances, we may be obligated to pay amounts on the notes that are in excess of the stated interest on, or principal amount of, the notes and/or the timing of payments on the notes may be affected. See, for example, "Description of Notes—Change of Control." This may cause the notes to be subject to special rules for debt instruments with contingent payments unless, as of the issue date of the notes, the likelihood of the events that would result in any of such contingencies occurring is "remote" and/or such contingencies, in the aggregate, are considered "incidental." We intend to take the position that such contingencies should be treated as remote and/or incidental, as of the issue date of the notes, within the meaning of the applicable U.S. Treasury Regulations and, accordingly, we do not intend to treat the notes as contingent payment debt instruments. Under applicable U.S. Treasury Regulations, our determination that such contingencies are remote and/or incidental is binding on all holders of the notes (other than holders that properly disclose to the IRS that they are taking a different position) but is not binding on the IRS. The IRS may take a contrary position, which, if sustained, could require holders to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate and to treat any gain recognized on a sale or other taxable disposition of a note as ordinary interest income rather than as capital gain. The remainder of this discussion assumes that the notes are not contingent payment debt instruments.

Tax Consequences to U.S. holders

        The following discussion applies only to U.S. holders. You are a "U.S. holder" for purposes of this discussion if you are a beneficial owner of a note and, for U.S. federal income tax purposes, you are:

  •
  an individual who is a citizen or a resident of the U.S.;

  •
  a corporation that is organized under the laws of the U.S., any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

  Stated interest on the notes

        Payments of stated interest on the notes will generally be taxable to you as ordinary interest income at the time such stated interest is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

  Disposition of the notes

        You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note equal to the difference, if any, between (i) the amount realized on such disposition (excluding amounts attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income to the extent you have not previously included the accrued interest in income) and (ii) your adjusted tax basis in such note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. Your adjusted tax basis in a note will generally equal the amount you paid for such note. Any such gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the disposition. Long-term capital gains of non-corporate holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Information reporting and backup withholding

        Information reporting may apply to payments of interest and the proceeds of the disposition (including a retirement or redemption) of notes. Information reporting, however, does not apply with respect to certain exempt U.S. holders, such as corporations.

        Backup withholding (currently at a rate of 24%) may apply to payments of the foregoing amounts, unless you provide the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. holders

        The following discussion applies only to non-U.S. holders. Except as modified for estate tax purposes, you are a "non-U.S. holder" for purposes of this discussion if you are a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that, in each case, is not a U.S. holder.

  Interest on the notes

        Subject to the discussions below under the heading "—Information reporting and backup withholding" and "—Foreign Account Tax Compliance Act," payments of interest on the notes generally will be exempt from U.S. federal income and withholding tax under the "portfolio interest" exemption if you properly certify as to your foreign status, as described below, and:

  •
  you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a "controlled foreign corporation" for U.S. federal income tax purposes that is related to us; and

  •
  interest on the notes is not effectively connected with your conduct of a U.S. trade or business.

        The portfolio interest exemption applies only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or other appropriate form) to the applicable withholding agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to your agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or (ii) the payments of interest are effectively connected with your conduct of a trade or business in the U.S., in which case you generally will be subject to U.S. federal income tax (and possible branch profits tax) as described below (see "—Income or gain effectively connected with a U.S. trade or business").

  Disposition of the notes

        Subject to the discussions below under the heading "—Information reporting and backup withholding" and "—Foreign Account Tax Compliance Act," you generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, redemption, exchange, retirement or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under "—Interest on the notes") unless:

  •
  the gain is effectively connected with the conduct by you of a U.S. trade or business; or

  •
  you are an individual who has been present in the U.S. for 183 days or more in the taxable year of disposition and certain other requirements are met.

        If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax (and possible branch profits tax) as described below (see "—Income or gain effectively connected with a U.S. trade or business"). If you are a non-U.S. holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a flat 30% rate (or a lower applicable treaty rate) on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, which may be offset by certain U.S. source capital losses, unless an applicable income tax treaty provides otherwise.

  Income or gain effectively connected with a U.S. trade or business

        If any interest on the notes or gain from a sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you, then you will generally be subject to U.S. federal income tax in the same manner as a U.S. holder, unless an applicable income tax treaty provides otherwise. If interest received with respect to the notes is effectively connected income, the U.S. federal withholding tax described above will not apply (unless an applicable income tax treaty provides otherwise), assuming an appropriate certification is provided. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or other appropriate form to the applicable withholding agent. In addition, if you are a corporation for U.S. federal income tax purposes, that portion of your earnings and profits that is effectively connected with your U.S. trade or business, subject to certain adjustments, may also be subject to a "branch profits tax" at a 30% rate (or a lower applicable treaty rate).

  Information reporting and backup withholding

        Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest and any withholding may also be made available to the taxing authorities in the country where you reside or are organized under an applicable income tax treaty or agreement. Backup withholding (currently at a rate of 24%) generally will not apply to payments of interest on a note to a non-U.S. holder if the certification described in "—Interest on the notes" above is provided by the holder, or the holder otherwise establishes an exemption.

        Proceeds from a disposition (including a retirement or redemption) of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify, under penalties of perjury, as to your foreign status and certain other conditions are met, or you otherwise establish an exemption. Information reporting and backup withholding generally will not apply to any proceeds from the disposition of a note effected outside the U.S. by a foreign office of a broker; however, if such broker has certain connections to the U.S., then information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

  Certain U.S. federal estate tax considerations

        If you are an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of your death, any notes owned (or deemed to be owned) by you will not be included in your estate for U.S. federal estate tax purposes provided that, at the time of your death, interest on the notes qualifies for the portfolio interest exemption under the rules described in "—Interest on the notes," without regard to the certification requirement.

Foreign Account Tax Compliance Act

        Legislation enacted in 2010 imposes a U.S. federal withholding tax of 30% on payments of interest on a debt instrument paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain reporting requirements regarding its United States account holders and its United States owners and agrees to withhold certain amounts.

        Prior to the issuance of proposed U.S. Treasury Regulations, such U.S. federal withholding tax also would have applied to gross proceeds from the disposition of a debt instrument beginning on January 1, 2019. However, the proposed U.S. Treasury Regulations provide that such gross proceeds will not be subject to such U.S. federal withholding taxes. Taxpayers may rely on these proposed U.S. Treasury Regulations until they are revoked or final U.S. Treasury Regulations are issued. Prospective purchasers of the notes should consult their own tax advisors regarding these withholding and reporting provisions.

        The preceding discussion of certain U.S. federal income (and, with respect to non-U.S. holders, estate) tax consequences is for general information only and is not tax advice. We urge each prospective investor to consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of owning and disposing of the notes, including the consequences of any proposed change in applicable laws.

Underwriting (Conflicts of Interest)

        We intend to offer the notes through the underwriters named below. BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as lead book-running managers of this offering and as representatives of the underwriters. Subject to the terms and conditions contained in the underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount
BofA Securities, Inc.	$
J.P. Morgan Securities LLC	$
BNP Paribas Securities Corp.	$
Citigroup Global Markets Inc.	$
Credit Agricole Securities (USA) Inc.	$
Credit Suisse Securities (USA) LLC	$
Goldman Sachs & Co. LLC	$
Mizuho Securities USA LLC	$
TD Securities (USA) LLC	$
Truist Securities, Inc.	$
Deutsche Bank Securities Inc.	$
Morgan Stanley & Co. LLC	$
MUFG Securities Americas Inc.	$
RBC Capital Markets, LLC	$
Scotia Capital (USA) Inc.	$
UBS Securities LLC	$
U.S. Bancorp Investments, Inc.	$
Wells Fargo Securities, LLC	$
HSBC Securities (USA) Inc.	$
Wells Fargo Securities, LLC	$

Total		$500,000,000

        The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement, if any of the notes are purchased. If any underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Expenses

        Notes sold by the underwriters to the public will initially be offered at the price to the public listed on the cover page of this prospectus supplement. Any notes sold by the underwriters to dealers may be sold at that price less a concession not in excess of $            per note. Any such dealer may resell any

notes purchased from the underwriters to certain other brokers or dealers at a concession not to exceed $            per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The discount that we will pay to the underwriters in connection with this offering will be $            per note. The total underwriting discount will be $            and reflects the actual total underwriting discount that we are required to pay to the underwriters.

        The expenses of this offering, not including the underwriting discount, are estimated to be $1.5 million and are payable by us.

New Issue of Securities

        The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes in any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of or the trading market for the notes.

Price Stabilization and Short Positions

        In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in this offering.

  •
  Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

  •
  Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member in order to cover short positions or make stabilizing purchases.

        These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that would otherwise exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

        In the ordinary course of their respective businesses, the underwriters and certain of their affiliates have in the past and may in the future engage in investment banking, commercial banking, financial advisory services or other transactions of a financial nature with us or our affiliates, for which they have received or may receive customary fees and expenses.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        In addition, U.S. Bancorp Investments, Inc., one of the Underwriters, is an affiliate of the Trustee.

Conflicts of Interest

        We intend to use the net proceeds from this offering, together with cash on hand, to repurchase any and all outstanding amounts of our existing 2022 notes in the Tender Offer. The underwriters or their respective affiliates may hold some of our existing 2022 notes and consequently may receive a portion of the net proceeds of this offering to the extent that such underwriters or their affiliates participate in the Tender Offer. In addition, BofA Securities, Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as joint dealer managers in connection with the Tender Offer. See "Recent Developments—Concurrent Tender Offer."

Selling Restrictions

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

        The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer as defined in and in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or in the United Kingdom ("UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

        References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

        The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore

(the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

        This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

        The notes may be made available outside Taiwan for purchase by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan. The notes are being made available to professional institutional investors in Taiwan through bank trust departments, licensed securities brokers and/or insurance company investment linked insurance policies pursuant to Taiwan Rules Governing Offshore Structured Products. No other offer or sale in Taiwan is permitted.

Alternative Settlement Date

        We expect delivery of the notes will be made against payment therefor on or about                        , 2020, which is the fifth business day following the date of the pricing of the notes (such settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the two next succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

 Legal Matters

        Certain legal matters in connection with the offering and sale of the notes and the guarantees will be passed upon for us by Baker Botts L.L.P., New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

Experts

        The consolidated financial statements of QVC, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for revenue due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers. In addition, the audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases due to the adoption of FASB ASC Topic 842, Leases.

Where You Can Find More Information

        We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov, which contains reports and other information regarding registrants like us that file electronically with the SEC. Information can also be found on QVC's website at https://www.corporate.qvc.com. Information contained on any web site referenced in this prospectus supplement is not incorporated by reference herein except as otherwise described below. Our SEC filings are also available to the public from commercial document retrieval services.

Incorporation of Documents by Reference

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement or the accompanying prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference in this prospectus supplement and the accompanying prospectus is an important part hereof and thereof. Information that we later provide to the SEC, and that is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC and may replace information in this prospectus supplement and the accompanying prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus supplement the documents listed below and any future filings we make with the SEC prior to the termination of this offering of notes under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding information deemed to be furnished under Items 2.02 or 7.01 of Form 8-K and not filed with the SEC):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 26, 2020;

  •
  Our Quarterly Reports on Form 10-Q for (i) the quarter ended March 31, 2020, as filed with the SEC on May 7, 2020 and (ii) for the quarter ended June 30, 2020, as filed with the SEC on August 10, 2020; and

  •
  Our Current Reports on Form 8-K, as filed with the SEC on January 28, 2020, January 30, 2020, January 31, 2020 and February 4, 2020 (other than documents or portions of those documents deemed to be furnished but not filed).

        You may request a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

QVC, Inc.
1200 Wilson Drive
West Chester, Pennsylvania
Attn: General Counsel
Telephone: (484) 701-1000.

PROSPECTUS

QVC, Inc.

Debt Securities

        We may issue and sell from time to time the debt securities described in this prospectus. This prospectus contains summaries of the general terms of the debt securities. At the time of each offering, we will provide the specific terms of the offering and the debt securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        Investing in our debt securities involves risks. You should consider carefully the risk factors referenced on page 7 of this prospectus and in the applicable prospectus supplement and any of the documents we incorporate by reference before making an investment in the offered debt securities.

        Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2019.

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
QVC, INC.	5
RISK FACTORS	7
USE OF PROCEEDS	8
DESCRIPTION OF DEBT SECURITIES	9
LEGAL MATTERS	18
EXPERTS	18

 ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf registration statement" that we have filed with the Securities and Exchange Commission ("SEC"). By using a shelf registration statement, we may sell from time to time in one or more offerings any combination of the debt securities described in this prospectus. For further information about the debt securities and us, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading "Where You Can Find More Information." Unless we state otherwise or the context clearly indicates otherwise, references in this prospectus to "QVC," "the Company," "we," "us" and "our" refer to QVC, Inc. and its subsidiaries and consolidated joint ventures.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide a prospectus supplement that contains more specific information about the terms of that offering and the debt securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information included in our reports and other information filed with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, any written communications from us or any "free writing prospectus" we may authorize to be delivered to you. We have not authorized anyone to provide different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available over the Internet at the SEC's website at www.sec.gov. Information on the SEC's website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus. You may also read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and its copy charges.

        We incorporate by reference information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

        We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act")

(excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) on or after the date of this prospectus and until the termination of the offering.

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 28, 2019;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, as filed with the SEC on May 10, 2019, and June 30, 2019, as filed with the SEC on August 8, 2019; and

  •
  Our Current Report on Form 8-K, as filed with the SEC on January 4, 2019.

        You may also obtain a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents by writing or telephoning us at the following address and telephone number:

QVC, Inc.
1200 Wilson Drive
West Chester, Pennsylvania 19380
Attn: General Counsel
Telephone: (484) 701-1000

        You will not be charged for any of these documents that you request.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Exchange Act. All statements contained in this prospectus, other than statements of historical facts, included or incorporated by reference herein are "forward-looking statements" for purposes of these provisions, including any statements regarding our business, product and marketing strategies; strategic initiatives; revenue growth; remediation of material weaknesses; the recoverability of our goodwill and other long-lived assets; our projected sources and uses of cash and contractual obligations; interest rate swap arrangements; and the anticipated impact of certain contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

  •
  customer demand for our products and services and our ability to anticipate customer demand and to adapt to changes in demand;

  •
  competitor responses to our products and services;

  •
  increased digital TV penetration and the impact on channel positioning of our programs;

  •
  the levels of online traffic on our websites and our ability to convert visitors into consumers or contributors;

  •
  uncertainties inherent in the development and integration of new business lines and business strategies;

  •
  our future financial performance, including availability, terms and deployment of capital;

  •
  our ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses we acquire;

  •
  the cost and ability of shipping companies, suppliers and vendors to deliver products, equipment, software and services;

  •
  the outcome of any pending or threatened litigation;

  •
  availability of qualified personnel;

  •
  changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings;

  •
  changes in the nature of key strategic relationships with partners, distributors, suppliers and vendors;

  •
  domestic and international economic and business conditions and industry trends;

  •
  changes in tariffs, trade policy and trade relations following the 2016 U.S. presidential election and the vote by the United Kingdom to exit from the European Union;

  •
  consumer spending levels, including the availability and amount of individual consumer debt and customer bad debt;

  •
  advertising spending levels;

  •
  changes in distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand and Internet Protocol television and their impact on home shopping programming;

  •
  rapid technological changes;

  •
  failure to protect the security of personal information, subjecting us to potentially costly government enforcement actions and/or private litigation and reputational damage;

  •
  the regulatory and competitive environment of the industries in which we operate;

  •
  threatened terrorist attacks, political unrest in international markets and ongoing military action around the world;

  •
  fluctuations in foreign currency exchange rates; and

  •
  Qurate Retail, Inc.'s ("Qurate Retail") (formerly known as Liberty Interactive Corporation) dependence on our cash flow for servicing its debt and for other purposes.

        In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "outlook," "may," "should," "will" and "would" or similar words. Forward-looking statements are based on certain assumptions and analyses we make in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are relevant. Although we believe that our assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside of our control.

        Each forward-looking statement speaks only as of the date of this prospectus, and, except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you decide to invest in the debt securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, financial condition and cash flows.

 QVC, INC.

Business Overview

        QVC curates and sells a wide variety of consumer products via highly engaging, video-rich, interactive shopping experiences, distributed to approximately 404 million worldwide households each day (including our joint venture in China as discussed below in further detail) through our broadcast networks as well as our over-the-top platforms (such as Apple TV, Roku, Amazon Fire, Facebook and others), our websites (including QVC.com, HSN.com and others), our mobile applications and our social pages. We believe we are the global leader in video retailing, e-commerce, mobile commerce and social commerce, with operations based in the U.S., Germany, Japan, the U.K. and Italy. Additionally, we have a 49% interest in a retailing joint venture in China, which operates through a television shopping channel with an associated website. The joint venture is accounted for as an equity method investment. Our operating strategy is to create premier shopping destinations for our customers across multiple broadcast, digital and emerging platforms (featuring fresh, relevant and compelling product selections and programming), further penetrate our core customer base, generate new customers and expand internationally to drive revenue and profitability.

        In the U.S., QVC distributes programming live 24 hours per day, 364 days per year. QVC-U.S. and HSN present on average 783 and 633 products, respectively, every week. Internationally, we distribute live programming 8 to 24 hours per day, depending on the market. We classify our products into six groups: home, beauty, apparel, jewelry, accessories and electronics. It is our product sourcing team's mission to research and locate compelling and differentiated products from manufacturers who have sufficient scale to meet anticipated demand. We offer many exclusive products, as well as popular brand name and lesser known products available from other retailers. Many of our products are endorsed by celebrities, designers and other well-known personalities who often join our presenters on our live programming and provide lead-in publicity on their own social pages, websites and other customer touchpoints. We believe that our ability to demonstrate product features and present "faces and places" differentiates and defines the QVC shopping experience. We closely monitor customer demand and our product mix to remain well-positioned and relevant in popular and growing retail segments, which we believe is a significant competitive advantage relative to competitors who operate brick-and-mortar stores.

Qurate Retail Relationship

        We are an indirect wholly-owned subsidiary of Qurate Retail (Nasdaq: QRTEA and QRTEB), which owns interests in a broad range of digital commerce businesses. QVC is part of the Qurate Retail Group, formerly QVC Group, a portfolio of brands including QVC, HSN, Zulily and the Cornerstone brands.

        We are a "close corporation" under Delaware law and, as such, our stockholder, rather than a board of directors, manages our business. Since our stockholder is an indirect wholly owned subsidiary of Qurate Retail, certain aspects of our management, including the approval of significant corporate transactions such as a change of control, are controlled by Qurate Retail, rather than an independent governing body. Our Chief Executive Officer and President, Michael A. George, has been a named executive officer and director of Qurate Retail since 2011 and became the President and Chief Executive Officer of Qurate Retail in March 2018.

        Qurate Retail's securities are registered under the Exchange Act, and it is therefore required to file periodic and current reports and other materials with the SEC. While such information is available, investors are cautioned that Qurate Retail will not be the issuer of the debt securities and is not otherwise a guarantor or obligor (contingent or otherwise) with respect any debt securities offered under this prospectus and will not otherwise provide credit support for any debt securities offered under this prospectus. Therefore, you should rely solely on information contained or incorporated by reference in this prospectus and any prospectus supplement in making your decision with respect to any offering of debt securities under this prospectus.

        Our principal executive offices are located at 1200 Wilson Drive, West Chester, Pennsylvania 19380 and our telephone number at that location is (484) 701-1000.

 RISK FACTORS

        An investment in our debt securities involves a high degree of risk. You should consider carefully the risks and uncertainties contained in the applicable prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement and referred to under the heading "Where You Can Find More Information," including under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read "Special Note Regarding Forward-Looking Statements." While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business.

        If any of these risks or uncertainties actually occurs, our business, financial condition, results of operations or cash flows could be adversely affected. When we offer and sell any debt securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

 USE OF PROCEEDS

        Unless we have indicated otherwise in an applicable prospectus supplement, we expect to use the net proceeds we receive from any offering of debt securities under this prospectus for our general corporate purposes, including, but not limited to, working capital, repayment or reduction of debt, capital expenditures, financing of acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

 DESCRIPTION OF DEBT SECURITIES

        Unless otherwise specified in the prospectus supplement, the debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

        We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we," "us" or "our" refer to QVC, Inc. only and not to any of its subsidiaries.

General

        Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

        The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

        We currently conduct a significant portion of our business operations through our subsidiaries. As a result, we will rely, in part, on cash flows from these subsidiaries, mainly dividend payments and other distributions, to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.

        If specified in the prospectus supplement, the debt securities will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

        Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the price at which we will issue the debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

  •
  whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

  •
  the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000;

  •
  whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities not inconsistent with the applicable indenture.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

        Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

        The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

        The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

        Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Subsidiary Guarantees

        If specified in the prospectus supplement, our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of our subsidiaries, the applicable subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

        The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of its obligations under its subsidiary guarantee.

        Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture. A subsidiary may be released from its subsidiary guarantee (i) automatically (A) upon the disposition of such subsidiary such that it is no longer a subsidiary of the Company or (B) upon the merger of such subsidiary into the Company or another subsidiary of the Company, or the liquidation or dissolution of such subsidiary, or (ii) upon delivery of written notice by the Company to the trustee of the release or discharge of such subsidiary guarantee.

        If a series of debt securities is guaranteed by any of our future subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary's senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt. See "—Subordination."

Consolidation, Merger and Sales of Assets

        The indentures generally permit a consolidation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

  •
  if we are not the continuing entity, the resulting entity is organized under the laws of any United States jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indentures, and

  •
  immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.

        This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

        Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

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  our failure to pay interest on any debt security of that series for 30 days when due;

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  our failure to pay principal of or any premium on any debt security of that series when due;

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  our failure to deposit any sinking fund payment for 30 days when due;

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  our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

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  specified events involving bankruptcy, insolvency or reorganization of us; and

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  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of our company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

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  the holder gives the trustee written notice of a continuing event of default with respect to that series;

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  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

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  the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

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  the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

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  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

        If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

        The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver

        We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

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  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or change the time for payment of interest on the debt security;

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  reduce the principal of the debt security or change its stated maturity;

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  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

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  change any obligation to pay additional amounts on the debt security;

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  make payments on the debt security payable in currency other than as originally stated in the debt security;

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  impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

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  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

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  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

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  waive a continuing default or event of default regarding any payment on the debt securities; or

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  if applicable, make any change that materially and adversely affects the right to convert any debt security.

        We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

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  to cure any ambiguity, omission, defect or inconsistency;

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  to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

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  to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

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  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended;

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  to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

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  to add events of default with respect to any series of debt securities;

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  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

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  to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

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  we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

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  we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under "—Consolidation, Merger and Sales of Assets" and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        Satisfaction and Discharge.    In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when either:

  •
  all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

  •
  all outstanding debt securities of that series not delivered to the trustee for cancellation either:

  •
  have become due and payable,

  •
  will become due and payable at their stated maturity within one year, or

  •
  are to be called for redemption within one year; and

  •
  we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

        New York law will govern the indentures and the debt securities.

The Trustees

        We will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

        Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

        We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

        We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

  •
  any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

        We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

 LEGAL MATTERS

        The validity of the offered debt securities and other matters in connection with any offering of the debt securities will be passed upon for us by Baker Botts L.L.P., New York, New York, and certain matters of North Carolina law will be passed upon by Womble Bond Dickinson (US) LLP, as set forth in and limited by its opinion, and for the underwriters or agents, if any, by a firm named in the prospectus supplement relating to the particular security.

EXPERTS

        The consolidated financial statements of QVC, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue due to the adoption of Accounting Standards Update No. 2014-19, "Revenue from Contracts with Customers." In addition, the audit report covering the December 31, 2018 consolidated financial statements refers to a transaction between entities under common control in which the Company retrospectively adjusted certain balances within the consolidated financial statements as of and for the year ended December 31, 2017 to reflect the effect of combining entities under common control.

QVC, Inc.

$500,000,000            % Senior Secured Notes due 2028

Preliminary Prospectus Supplement

            , 2020

Lead Book-Running Managers

BofA Securities

J.P. Morgan

Joint Book-Running Managers

BNP PARIBAS

Citigroup

Credit Agricole CIB

Credit Suisse

Goldman Sachs & Co. LLC

Mizuho Securities

TD Securities

Truist Securities

Senior Co-Managers

Deutsche Bank Securities	Morgan Stanley
MUFG	RBC Capital Markets
Scotiabank	UBS Investment Bank
US Bancorp	Wells Fargo Securities